As filed with the Securities and Exchange Commission on    April 29, 1998
             Registration No.

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

                         AMENDMENT NO.    5
                                TO
                             FORM SB-2

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       FRANKS' EXPRESS, INC.
          (Name of small business issuer in its charter)

          COLORADO              6770                            84-1170846
(State or jurisdiction of      (Primary Standard Industrial   (IRS Employer
incorporation or organization) Classification Code Number)  Identification No.)


                     12146 East Amherst Circle
                     Aurora, Colorado,  80014
                          (303) 695-9554
(Address and telephone number of Registrant's principal executive offices)

                          Charles Burton
                      2903 South Uinta Street
                      Denver, Colorado  80231
                          (303) 696-7523
    (Name, address, and telephone number of agent for service)

                             COPY TO:
                      David M. Summers, Esq.
            5670 Greenwood Plaza Boulevard, Suite 422
                    Englewood, Colorado  80111
                          (303) 220-5420

Approximate date of proposed sale to the  public:   As  soon as practicable
after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                   THIS OFERING WILL BE SOLD BY
               OFFICERS AND DIRECTORS OF THE COMPANY
Charles Burton (President), Roger Jones (Secretary) and Sandra Steinberg (Treasurer)
             (Cover Page Continues on Following Page)

                  CALCULATION OF REGISTRATION FEE

Title of each                    Proposed maximum Proposed maximum
class of securities Amount to    offering price   aggregate offering  Amount of
to be registered    be registered      per unit   price            registration
                                                                       fee

Common shares          100,000         $1.00      $100,000            $30.00

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            PROSPECTUS

                       Franks' Express, Inc.
                     (a Colorado Corporation)
                     12146 East Amherst Circle
                      Aurora, Colorado  80014

   50,000 Shares Minimum/100,000 Shares Maximum of Common Stock

     Franks' Express, Inc., a Colorado corporation (the "Company") is offering for sale a minimum of 50,000 shares and a maximum of 100,000 shares of its $.0001 par value common stock ("Shares"). The Shares are being offered and sold primarily by officers and directors of the Company. Registered broker-dealers may also participate in the offering, but no such broker-dealers have been identified as of the date of this Prospectus. If less than the minimum amount of Shares are sold within four (4) months from the effective date of this Prospectus, all funds received by the Company from subscribers will be promptly returned without interest or deduction for expenses. (SEE "PLAN OF DISTRIBUTION.")

     The Company is conducting a blank check offering subject to the United States Securities and Exchange commission's Rule 419 of Regulation C. The net offering proceeds, after deduction for underwriting commissions and offering expenses (estimated at $59,000 if the maximum number of shares are sold and $14,000 if the minimum number of shares are sold) and the securities to be issued to investors must be deposited in an escrow account (the "DEPOSITED FUNDS" and the "DEPOSITED SECURITIES," respectively) While held in the escrow account, the securities may not be traded or transferred. Except for an amount up to 10% of the DEPOSITED FUNDS ($5,900 if the maximum number of shares are sold and $1,400 if the minimum number of shares are sold) otherwise releasable under the rule, the DEPOSITED FUNDS and the DEPOSITED SECURITIES may not be released until an acquisition meeting certain specified criteria has been made and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. In addition, in this offering, the DEPOSITED FUNDS and the DEPOSITED SECURITIES in this offering will not be released until completion of a transaction or series of transactions in which at least 50% of the gross proceeds derived from this offering are committed to a specific line of business. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the DEPOSITED FUNDS to any investor who does not elect to remain an investor. Unless a sufficient number of investor elect to remain investors, all investors will be entitled to the return of a pro rata portion of the DEPOSITED FUNDS (and any interest earned thereon) and none of the DEPOSITED SECURITIES will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date, the DEPOSITED FUNDS will be returned on a pro rata basis to all investors. (See "Investors' Rights and Substantive Protection Under SEC Rule 419").

     THESE ARE SPECULATIVE SECURITIES, INVOLVING  A HIGH DEGREE OF RISK AND
IMMEDIATE  AND  SUBSTANTIAL  DILUTION.   THESE SECURITIES  SHOULD  ONLY  BE
PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. (SEE "RISK FACTORS.") PURCHASERS OF SECURITIES OFFERED BY THIS PROSPECTUS MUST BE RESIDENTS OF COLORADO AND TO THE EXTENT THAT A TRADING MARKET FOR THE COMPANY'S SECURITIES DEVELOPS IN THE FUTURE, THE SECURITIES OFFERED BY
THIS PROSPECTUS  MAY  BE RESOLD ONLY  TO  RESIDENTS  OF     COLORADO.
NO PUBLIC MARKET FOR SHARES SOLD IN THIS OFFERING CAN DEVELOP UNTIL SUCH SHARES ARE RELEASED FROM ESCROW PURSUANT TO THE PROVISIONS OF SEC RULE 419 IN CONJUNCTION WITH SUCCESSFUL COMPLETION OF A BUSINESS COMBINATION. (SEE "RISK FACTORS -- State Blue Sky Registration; Restricted Resales of the Securities.)

     In the event the minimum offering amount is raised prior to the end of the four (4) month offering period, the Company may, at its discretion, close the offering, or continue the offering until the expiration of the four (4) month offering period, or until the maximum offering amount ($100,000) is raised, whichever occurs first. In the event the minimum offering is sold, any monies held in escrow will be released to the Company upon compliance with additional conditions specified in SEC Rule 419 in connection with a transaction or series of transactions in which at least 50% of the gross proceeds of this offering are committed to a specific line of business. (SEE "PLAN OF DISTRIBUTION.")

______________________________________________________________________________
               PRICE TO PUBLIC COMMISSIONS(1) PROCEEDS TO COMPANY(2)
______________________________________________________________________________
     Per Share $      1.00         $.10           $.90
     Minimum   $  50,000.00   $  5,000.00    $45,000.00
     Maximum   $ 100,000.00   $ 10,000.00    $90,000.00
______________________________________________________________________________

      The date of this Prospectus is    April 29    , 1998.

(1) The offering is being sold by officers and directors of the Company to whom no commission or other offering remuneration will be paid. All officers and directors of the Company are expected to participate in selling efforts. Those officers and directors are Charles Burton, President and Director, Sandra Steinberg, Treasurer and Director, and Roger D. Jones, Secretary and Director. Registered broker-dealers are also permitted to make sales of Shares, but no such broker-dealers have been identified as of the date of this Prospectus. The Company may pay commissions of up to ten percent (10%) of any offering proceeds raised by one or more registered broker-dealers or their representatives. The table has been prepared using the assumption that the maximum commission will be paid on all Shares sold.

(2) Proceeds to Company have been computed after deduction of the maximum commissions, and prior to the deduction of other offering expenses estimated to be approximately $36,000. Proceeds from the sale of Shares will be deposited in escrow by noon of the business day following receipt thereof with Corporate Stock Transfer, in Denver, Colorado. In the event that 50,000 Shares, having a subscription price of $50,000 are not sold within four (4) months from the effective date of this Prospectus, all proceeds raised will be promptly returned to investors without interest, and without deducting any expenses incurred in connection with this offering.

     Although the Company intends to seek to have its common stock listed on the NASD Bulletin Board following this offering, there is no market for the Company's common stock as of the date of this Prospectus, and there can be no assurance that a public market for the Company's common stock will develop, or if so developed, will be sustained to any extent, given the small size of this offering and the Company's limited shareholder base. Such a listing for shares offered by this Prospectus will not occur until after a business combination has been effected and shares have been released from escrow, pursuant to the Provisions of SEC Rule 419 and the provisions of Section 11-51-302(6) of the Colorado Securities Act. (SEE "RISK FACTORS" and "DESCRIPTION OF SECURITIES.")

     The offering price of the Shares has been determined by the Company without regard to any traditional established criteria of value. The price was selected because the Company believes the Shares can best be sold at this price.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE COMPANY'S OFFICERS, DIRECTORS, AND EXISTING SHAREHOLDERS MAY PURCHASE A PORTION OF THE SHARES OFFERED BY THIS PROSPECTUS UPON THE SAME TERMS AND CONDITIONS AS OTHER INVESTORS IN THIS OFFERING. THE AGGREGATE NUMBER OF SHARES WHICH MAY BE PURCHASED BY SUCH OFFICERS, DIRECTORS AND EXISTING SHAREHOLDERS, HOWEVER, SHALL NOT EXCEED 50% OF THE NUMBER OF SHARES SOLD IN THIS OFFERING TO OTHER INVESTORS.

     The Shares are offered by the Company, subject to prior sale, allotment, acceptance, withdrawal, cancellation or modification of the offering. Any modification to the offering will be made by means of an amendment to the Prospectus. The Company reserves the right to withdraw or cancel the offering without notice, and to reject any orders, in whole or in part, for the purchase of any of the offered Shares.

     The Company will make available to its shareholders an Annual Report on Form 10-K containing financial information audited and reported upon by independent certified public accountants, and it may also provide unaudited quarterly or other interim reports as it deems appropriate. The Company is a "reporting company" under the Securities Exchange

Act of 1934 and will comply with the periodic reporting requirements of the Securities Exchange Act of 1934. When such reports, proxy statements and other information are filed by the Company with the Securities and Exchange Commission (the "Commission"), they will be available for inspection and copying at the Public Reference section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center 300 West Madison Street, Suite 1400, Chicago, Illinois 10048, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of the Web site is (http://www.sec.gov).

     The Company will provide without charge to each person who receives this Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus (excluding exhibits to the information that is incorporated by reference, unless the exhibits are themselves specifically incorporated by reference), by directing written requests to Mr. Charles Burton at 2903 South Uinta Street, Denver, Colorado 80231, and oral requests to Mr. Burton at (303) 696-7523.

                      ADDITIONAL INFORMATION

     A registration statement on Form SB-2, including amendments thereto, relating to the Shares offered by this Prospectus has been filed by the Company with the Securities and Exchange Commission in Washington, D.C. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to such registration statement. For further information with respect to the Company and the Shares offered by this Prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document referred to in this Prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement may be inspected without charge at the Commission's principal offices in Washington, D.C., and copies of all or any part thereof may be obtained from the Commission upon the payment of certain fees prescribed by the Commission.

     REPORTS TO SHAREHOLDERS. Pursuant to the requirements of the Securities Exchange Act of 1934, the Company will make available annual reports to shareholders which will include audited financial statements reported on by its certified public accountants. In addition, the Company may make available quarterly or other interim reports to shareholders containing unaudited financial statements or financial information.

                         TABLE OF CONTENTS

                                                              PAGE

PROSPECTUS SUMMARY ..........................                  1

RISK FACTORS.................................                  7

DILUTION.....................................                 23

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS..........                 25

COMPARATIVE DATA ............................                 26

USE OF PROCEEDS..............................                    27

PLAN OF DISTRIBUTION ........................                    30

LEGAL PROCEEDINGS............................                    32

MANAGEMENT...................................                    32

BUSINESS.....................................                    34

SECURITY OWNERSHIP OF MANAGEMENT AND
  PRINCIPAL SHAREHOLDERS.....................                    42

DESCRIPTION OF SECURITIES ...................                    44

CERTAIN RELATIONSHIPS AND RELATED PARTY
  TRANSACTIONS...............................                    45

EXECUTIVE COMPENSATION.......................                    46

LEGAL MATTERS................................                    47

TRANSFER AGENT...............................                    47

EXPERTS......................................                    47

INDEX TO FINANCIAL STATEMENTS................                F-1

                        PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes to the same) appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

                            THE COMPANY
BUSINESS OBJECTIVES

     The Company was incorporated under the laws of the State of Colorado on May 17, 1991, for the purpose of engaging in the retail food service business. The Company closed its restaurants and a retail ice cream and candy shop in November of 1993 and has not conducted any material business activities since that time. The Company's current business objective is to seek to effect a merger, exchange of capital stock, asset acquisition or other similar business combination (a "Business Combination") with an operating or development stage business (a "Target Business") which the Company believes has significant growth and profit potential. The implementation of the Company's business objective is contingent upon the successful sale of the shares of Common Stock in this Offering. (SEE "BUSINESS.") The Company will not engage in any substantive commercial business immediately following this Offering and for an indefinite period of time following this Offering.

     This Offering is characterized as a "blank check" offering under the provisions of SEC Rule 419. The merger by an operating company into a "blank check" company as a method of financing may offer a number of advantages to traditional financing alternatives such as an initial public offering.

     The Company has no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company, and the Company has not identified any specific business or company for investigation and evaluation. The Company intends to utilize the net proceeds of this offering, equity securities, debt securities, bank and other borrowing or a combination the same to effect a Business Combination. The Company will not restrict its search to any particular business, industry, or geographical location, and management reserves the right to evaluate and enter into any type of business in any location. The Company may participate in newly organized business venture or a more established company entering a new phase of growth or in need of additional capital to overcome existing financial problems. Most likely, the Target Business will be primarily located in the United States, although the Company reserves the right to acquire a Target Business primarily located outside the United States.

     While the Company may, under certain circumstances, seek to effect Business Combinations with more than one Target Business, in all likelihood, as a result of its limited resources, the Company will have the ability to effect only a single Business Combination with a Target Business. The Company will not expend less than 80% of the maximum
proceeds derived from this Offering.   The  Company  does not intend to
register as a broker-dealer, merge with or acquire a registered broker-dealer, or otherwise become a member of the NASD. None of the Company's officers, directors or promoters, and no other affiliate of the Company has had any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company. The Company and its promoters know of no outside person or group of persons who are likely to purchase, beneficially own or control any portion of the securities offered by this Prospectus, although officers, directors and existing shareholders may purchase shares in this offering. There are no plans, proposals or arrangements or understandings with respect to the sale of additional securities to affiliates, current shareholders or others following this offering prior to the identification of a business opportunity for a Business Combination.

     Although the Company will provide relevant information regarding any selected Target Business in connection with a reconfirmation offer, the Company does not intend to provide the Company's security holders with a complete set of disclosure documents concerning the Target Business (which would include audited financial statements) prior to the consummation of any merger or acquisition transaction.

BUSINESS EXPERIENCE OF PRINCIPALS

     The executive officers and the other directors of the Company have business experience which has provided them with skills which the Company believes will be helpful in evaluating potential Target Businesses and negotiating a Business Combination.

POSSIBLE RETENTION OF INVESTMENT BANKER

     The  Company  may   retain  an  investment  banking  firm  to  aid  in
identifying,  evaluating,  structuring,   negotiating  and  consummating  a
Business Combination.

  INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER SEC RULE 419

GENERAL

     The Securities and Exchange Commission ("SEC ") has adopted SEC Rule 419 relating to "blank check" issuers (companies that have no specific business plan or have indicated that their plan is to engage in a merger or acquisition with an unidentified company). This rule provides that upon consummation of the offering there be deposited into an escrow or special account all proceeds received, less underwriting commissions and certain expenses, and all securities issued. The net offering proceeds (less 10% which may be withdrawn for expenses) must remain in escrow until the earlier of, an acquisition meeting certain criteria and affirmation of the offering, or 18 months. During such escrow period no trading in the securities offered by this Prospectus may take place. Inasmuch as the Company is planning to engage in a merger or acquisition with an unidentified company, the Company will be subject to SEC Rule 419.

DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

     SEC Rule 419 requires that the net offering proceeds, after deduction for underwriting compensation and offering expenses and all securities to be issued be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the rule. Under SEC Rule 419, the Deposited Funds (less 10% otherwise releasable under the rule) and the Deposited Securities will be released to the Company and to investors, respectively, only after the Company has met the following three conditions. First, the Company must execute an agreement for an acquisitions(s) meeting certain prescribed criteria. Second, the Company must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions. Third, the acquisition(s) meeting the prescribed criteria must be consummated (SEE "Prescribed Acquisition Criteria" and "Reconfirmation Offering" within this section.) Accordingly, the Company has entered into an escrow agreement with Corporate Stock Transfer, Denver, Colorado ( the "Escrow Agent") which provides that:

     (1) The net proceeds (gross proceeds after deduction of commissions) will be deposited into an escrow account maintained by the Escrow Agent promptly after the successful completion of the offering. Except for the 10% of the Deposited Funds, which may be released to the Company, the Deposited Funds and interest or dividends thereon, if any, will be held for the sole benefit of the investors and can be invested only in a bank savings account, a money market fund, or federal government securities or securities guaranteed as to principal and interest by the federal government.

     (2) All securities issued in connection with the offering and any other securities issued with respect to those securities, including securities issued with respect to stock splits, stock dividends, or similar rights, will be deposited directly into escrow with the Escrow Agent promptly upon issuance. Certificates for the Deposited Securities will be issued in the names of the investors. Accordingly, the Deposited Securities are deemed to be issued and outstanding, and are held by the Escrow Agent for the sole benefit of the investors who retain voting rights with respect to the Deposited Securities. The Deposited Securities held in escrow may not be transferred, disposed of, nor any interest created therein, other than by will or the laws of descent and distribution, or, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or the Employee Retirement Income Security Act.

     (3) Warrants, convertible securities, or other derivative securities relating to securities held in escrow, if any, may be exercised or converted in accordance with their terms; provided, however, that the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion, are to be promptly deposited into escrow.

PRESCRIBED ACQUISITION CRITERIA

     SEC Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, the Company must first execute one or more agreements to acquire one or more acquisition candidates meeting
certain specified criteria.   The agreement must provide the acquisition
of a business or assets for which the fair market value of the business represents at least 80% of the maximum offering proceeds, (excluding underwriting commissions, underwriting expenses, and dealer allowances
payable to non-affiliates).     The    , the estimated fair value of the
business  or  assets to be acquired must therefore be at
least $72,000. Once an acquisition agreement meeting the above criteria has been executed, the Company must successfully complete the mandated reconfirmation offering and consummate the acquisition. Any agreement pertaining to an acquisition will include a condition precedent to the effect that investors representing 80% of the offering proceeds must elect to reconfirm their investment in the Shares, all as provided in SEC Rule 419.

     It is possible that the Company may propose to acquire a business in the development stage. A business is in the development stage if it is devoting substantially all of its efforts to establishing a new business, and either planned principal operations have commenced or planned principal operations have commenced, but there has been no significant revenue
therefrom.   As  described above, under SEC Rule 419  the  Company  must acquire a business or  assets  for  which  the  fair  value of the business
represents  at least 80% of the maximum offering proceeds.   Therefore,
the Company's ability to acquire a business in the development stage may be limited to the extent it cannot locate such businesses with a fair value high enough to satisfy the requirements of SEC Rule 419.

POST EFFECTIVE AMENDMENT

     Once the agreement governing the acquisition of a business meeting the above criteria has been executed, SEC Rule 419 requires the Company to update its registration statement with a post-effective amendment
("Amendment").   The  Amendment must contain information describing (a)
the proposed acquisition candidate (or candidates, if more than one) and its business, including audited financial statements, (b) the outcome of this offering; and, (c) the use of the funds disbursed from escrow. The Amendment must also include the terms of the reconfirmation offer mandated by SEC Rule 419. The reconfirmation offer will include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

Reconfirmation Offering

     A reconfirmation offer must commence within five business days after the effective date of the Amendment. Pursuant to SEC Rule 419, the terms of the reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the Amendment will be sent to each investor whose securities are held in escrow within five business days after the effective date of the Amendment;

     (2) Each investor will have not less than 20, nor more than 45, business days from the effective date of the Amendment to notify the Company in writing, that the investor elects to remain an investor;

     (3) If the Company does not receive written notification from investors representing 80% of the offering proceeds (estimated at $72,000, if the entire offering is sold, or $36,000, if only the minimum offering is sold), within 45 business days following the effective date of their election to reconfirm their investments in the Shares, the Deposited Funds (and any related interest or dividends) held in escrow for all investors will be returned to them, on a pro rata basis, within five business days by first class mail or other equally prompt means;

     (4) The acquisition will be consummated only if investors representing 80% of the offering proceeds notify the Company in writing of their election to reconfirm their investments in the Shares within 45 business days following the effective date of the Amendment;

     (5) If an acquisition is consummated, any investor who does not reconfirm his or her investment in the Shares to the Company in writing within 45 days following the effective date of the Amendment will receive his or her pro rata portion of the Deposited Funds (and any related interest or dividends) held in escrow for all investors within five business days by first class mail or other equally prompt means;

     (6) If an acquisition is not consummated by July 20, 1999 (18 months from the date of this Prospectus), the Deposited Funds then held in escrow shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS

     The Deposited Funds and Deposited Securities may be released to the Company and the investors, respectively, after the Escrow Agent has received a signed representation from the Company and any other evidence acceptable to them that: the company has executed one or more agreements for the acquisition of one or more business for which the fair market value of the business represents at least 80% of the maximum offering proceeds which are derived from this offering and has filed the required Amendment; the Amendment has been declared effective, the mandated reconfirmation offer containing the conditions prescribed by SEC Rule 419 has been completed, and the Company has satisfied all of the prescribed conditions of the reconfirmation offer; and, the acquisition of the business with the fair market value of at least 80% of the maximum offering
proceeds which are  derived  from  this  offering  is  consummated.   In
addition, the escrow requirements of Section 11-51-302(6) of the Colorado Securities Act provide that the Deposited Funds and Deposited Securities must be held until completion of a transaction or series of transactions in which at least 50% of the gross proceeds are committed to a specific line of business.

                           THE OFFERING

     This Prospectus relates to the offering by the Company of a minimum of 50,000 and a maximum of 100,000 Common Shares (par value $.0001 per share) at an offering price of $1.00 per Share (the "Shares"). This offering is made on a "best efforts" basis.

Offering Price Per Share...............................    $ 1.00

Minimum Number of Shares Offered.......................    50,000
Maximum Number of Shares Offered........................  100,000

Common Shares Outstanding Prior to Offering   ......... 1,000,000

Common Shares to be Outstanding After Minimum Offering. 1,050,000
Common Shares to be Outstanding After Maximum Offering  1,100,000

Minimum Gross Proceeds to the Company...................  $50,000
Maximum Gross Proceeds to Company....................... $100,000

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock (par value $.0001 per share) and 10,000,000 shares of Preferred Stock (par value $.0001 per share).

                           RISK FACTORS

     The securities offered by this Prospectus involve a high degree of risk and immediate substantial dilution and therefore should not be purchased by investors who cannot afford the loss of their entire investment. Prior to this offering there has been no public market for the Shares and there can be no assurance that such a market will develop after release of the Deposited Securities, especially in view of the small size of this offering and the Company's limited shareholder base. Such risk factors include, among others, the following;

the Company's lack of recent profitable operating history and limited resources; the small size of this offering, its small shareholder base, no present source of revenues; intense competition in selecting a Target Business and effecting a Business Combination; and, because of the Company's limited resources, the possibility that the Company's due diligence investigation of a potential Business Combination will be restricted, especially in the case of a Target Business outside the United States. The Company's independent auditors have stated in their opinion that the Company's financial statements contemplate the Company's ability to continue as a going concern, which will be dependent upon the Company's ability to obtain financing. Investors will incur immediate substantial dilution. (SEE "RISK FACTORS," "DILUTION" and "USE OF PROCEEDS.")

                          USE OF PROCEEDS

     The net proceeds to be realized by the Company from this offering if only the minimum amount being offered is sold will be approximately $45,000, assuming the maximum commission is paid on all of the Shares sold. In the event the entire offering is sold, the Company will receive net proceeds of approximately $90,000, assuming the maximum commission is paid on all of the Shares sold. The Company intends to use substantially all of the net proceeds of the offering, together with the interest earned thereon, to attempt to effect a Business Combination, including selecting and evaluating potential Target Businesses and structuring, negotiating and consummating a Business Combination (including possible payment of finder's fees or other compensation to persons or entities which provide assistance
or  services  to  the Company and  payment  of  travel  expenses).   The
proceeds from this offering by the Company will be held in an escrow account maintained by the Escrow Agent, until satisfaction of certain required conditions specified in SEC Rule 419 and commitment of at least 50% of the gross proceeds to a specific line of business. The Company presently owes $12,000 for consulting services previously rendered to the Company and such amount will be due in cash upon the consummation of a merger or acquisition of a Target Business.

     To the extent that the Company's securities are used as consideration to effect a Business Combination, the balance of the net proceeds of this offering not expended will be used to finance the operations (including the possible repayment of debt) of the Target Business. No compensation will be paid to any officer or director in their capacities as such until after the consummation of the first Business Combination, other than reimbursement for out-of-pocket expenses they incur on behalf of the Company. Since the role of the Company's current directors and executive officers after a consummation of a Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to such persons after such consummation of a Business Combination.

                           RISK FACTORS

THE COMMON STOCK OFFERED BY THIS PROSPECTUS IS SPECULATIVE, INVOLVES IMMEDIATE SUBSTANTIAL DILUTION AND A HIGH DEGREE OF RISK, INCLUDING, BUT NOT NECESSARILY LIMITED TO, THE SEVERAL FACTORS

DESCRIBED BELOW. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY AND THIS OFFERING BEFORE MAKING AN INVESTMENT DECISION.

          RISK FACTORS RELATING TO THE COMPANY'S BUSINESS

SEEKING TO ACHIEVE PUBLIC TRADING MARKET THROUGH BUSINESS COMBINATION

     While a prospective Target Business may deem a consummation of a Business Combination with the Company desirable for various reasons, a Business Combination may involve the acquisition of, merger or consolidation with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, including time delays, significant expense, loss of voting control, the time and expense incurred to comply and compliance with various federal and state securities laws that regulate initial public offerings. Nonetheless, there can be no assurance that there will be an active trading market for the Company's securities following the completion of a Business Combination or, if a market does develop, no assurance as to the market price for the Company's securities. No public market for shares sold in this Offering can develop until such shares are released from escrow pursuant to the provisions of SEC Rule 419 and other provisions of applicable state statutes, in conjunction with successful completion of a Business Combination. (See, "General Risks Relating to an Investment in the Company -- Restriction on Sale of Shares Held in SEC Rule 419 Escrow Account" below)

NO RECENT OPERATING HISTORY

     The Company, which was originally incorporated on May 17, 1991, has recently revised its business objectives and, as of the date of this Prospectus, is attempting to seek a Business Combination. The Company has limited resources and has had no revenues since November of 1993. The Company has experienced operating losses during the past year. As of December 31, 1997, the Company had an accumulated deficit of
$14,794.   (SEE Financial Statements of the Company included in this
Prospectus.)   In view of the Company's lack of any operating  history  since
November 1993, there is only a limited basis upon which to evaluate the Company's prospects for achieving its intended business objectives. The Company's independent auditors have stated in their opinion that the
Company's financial statements contemplate the Company's ability to continue as a going concern, which will be dependent upon the Company's
ability  to  obtain financing.   The Company's officers and directors have no
significant prior experience relating to the identification, evaluation and acquisition of a Target Business. Investors will be relying primarily on their ability to attempt to select a Target Business which will be profitable.

UNSPECIFIED INDUSTRY

     The  Company  has  not yet identified  any  business  or  product  for possible acquisition. Accordingly, there is no current basis for prospective investors in this Offering to evaluate the possible merits or risks of the Target Business or the particular industry in which the Company may ultimately operate. The Company faces all of the risks inherent in a new business and those risks specifically inherent in the type of business in which the Company proposes to engage, namely, the investigation and acquisition of an interest in a business. The purchase of the securities offered by this Prospectus must be regarded as the placing of funds at a high risk in a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. (SEE "USE OF PROCEEDS" and "BUSINESS.")

NO CURRENT NEGOTIATIONS REGARDING AN ACQUISITION OR MERGER

     None of the Company's officers, directors, or promoters, or their affiliates and associates, have had any preliminary contact or discussion, and there are no present plans, proposals, arrangements or understandings, with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction contemplated in this Prospectus. Therefore, there is no assurance that the Company will be successful in locating or negotiating any profitable acquisition or merger transactions in the future. (SEE "BUSINESS.")

INCREASED RISKS FOR POTENTIAL BUSINESS COMBINATIONS

     It is possible that in seeking to effect a Business Combination, the Company may consider a candidate base of potential Target Business that may have inherent riskier businesses than those which may be able to secure financing from more traditional sources. Such candidate base may well have sought to secure financing from banks or financial institutions, venture capitalists, or private or institutional investors, and may have been unable to procure such financing. Such rejection may have resulted from the analysis by such parties that the Target Business does not fall within parameters established by such persons or entities for investment or financing including, without limitation, substantial risk of failure. Additionally, a prospective Target Business may be a company which does or does not need substantial additional capital, but which desires to establish a public trading market for its shares and is unable to do so on its own or wishes to avoid what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various federal and state securities laws enacted for the protection of investors.

LACK OF DIVERSIFICATION

     In view of the limited resources of the Company, even after this offering is completed, it is likely that the Company will have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is highly likely that the Company will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. In addition, by consummating a Business Combination with only a single entity, the prospects for the Company's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Consequently, there can be no assurances that the Target Business selected by the Company will prove to be commercially viable. (SEE "BUSINESS.")

ADDITIONAL FINANCING

     There currently are no limitations on the Company's ability to borrow funds to increase the amount of capital available to the Company to effect a Business Combination. However, the Company's limited resources and lack of operating history will make it difficult to borrow funds. The amount and nature of any borrowings by the Company will depend on numerous considerations, including the Company's capital requirements, the Company's perceived ability to meet debt service on any such borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or sought, would be available on terms deemed to be commercially acceptable by and in the best interests of the Company. The inability of the Company to borrow funds required to effect or facilitate a Business Combination, or to provide funds for an additional infusion of capital into a Target Business, may have a material adverse effect on the Company's financial condition and future prospects. Additionally, to the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiently of cash flow to pay principal and interest. Furthermore, a Target Business may have already incurred borrowings and, therefore, already be subject to such risks. (SEE "USE OF PROCEEDS" and "BUSINESS.") No portion of the net proceeds derived from this offering will be used to make loans to any person. In addition, the Company will not borrow funds and use the proceeds therefrom to make payments to the Company's officers, directors, or promoters, or their affiliates or associates.

FAILURE OF SUFFICIENT NUMBER OF INVESTORS TO RECONFIRM INVESTMENT

     A business combination with a Target Business cannot be consummated unless, in connection with the reconfirmation offering required by SEC Rule 419, the Company can successfully convince a sufficient number of investors representing 80% of the offering proceeds to elect to reconfirm their investment. If an insufficient number of investors reconfirm their investment, none of the Deposited Securities held in escrow will be issued and the Deposited Funds will be returned to investors on a pro rata basis. Because it is likely that the Company will have expended up to 10% of the proceeds derived from this offering prior to that time, investors will only receive a portion of the funds originally invested, if an insufficient number of investors reconfirm their investment after a merger or acquisition candidate has been identified.

USE OF BUSINESS ACQUISITION CONSULTANTS OR FINDERS

     While the Company does not presently anticipate that will engage unaffiliated professional firms specializing in business acquisitions on reorganizations, such firms may be retained if management deems it in the best interest of the Company. Compensation to a finder or business acquisition firm may take various forms, including one-time cash payments based on a percentage of revenues or product sales volume, payments involving issuance of equity securities (including those of the Company), or any combination of these or other compensation arrangements. The Company estimates that any fees for such services will not exceed 10% of the amount of the securities issued or cash paid by the Company to acquire a business. The Company will not have funds to pay a retainer in connection with any consulting arrangement, and no fee will be paid unless and until an acquisition is completed in accordance with SEC Rule 419. (SEE "USE OF PROCEEDS," and "BUSINESS.")

NO ASSURANCE OF PROFITABILITY

     There can be no assurance that the Company will be able to acquire a favorable Target Business. In addition, even if the Company becomes engaged in a new business, there can be no assurance that it will be able to generate revenues or profits therefrom.

NO ASSURANCE OF CONVENTIONAL FINANCING FOR BUSINESS ACQUIRED OR MERGED

     Although there are no specific business combination or other transactions contemplated by management, it may be expected that any such Target Business will present such a level of risk that conventional private or public offerings of securities or conventional bank financing would not be available to the Company once it acquires said business.

SUCCESS DEPENDENT ON MANAGEMENT

     Success of the Company will depend on the active participation of its officers and directors and their successful endeavors to further the Company's business goals. If present management were to fail to diligently pursue the goals of the Company, it would adversely affect development of the Company's business and its likelihood of continuing operations. The officers and directors of the Company currently are employed or engaged full time in other positions or activities and will devote only that amount of time to the affairs of the Company which they deem appropriate. The amount of time devoted by management to the affairs of the Company will depend on the number and type of businesses under consideration at any given time. In view of competing demands for their time, investors should anticipate that the Company's officers and directors will grant priority to their full-time positions rather than the business affairs of the Company. The Company estimates that each officer will contribute an average of 10 hours per month to Company matters. Nevertheless, the executive officers and the other directors of the Company will devote such time as they deem reasonably necessary to carry out the business and affairs of the Company, including the evaluation of potential Target Businesses and the negotiation and consummation of a Business Combination, and, as a result, the amount of time devoted to the business and affairs of the Company may vary significantly depending upon, among other things, whether the Company has identified a Target Business or is engaged in active negotiation of a Business Combination. (SEE "MANAGEMENT.")

CONFLICTS OF INTEREST

     Certain conflicts of interest may exist between the Company and its officers and directors, due to the fact that they are employed or engaged full time in other endeavors. As a result, the consummation of a Business Combination may require a greater period of time than if the Company's management devoted their full time to the Company's affairs. In addition, they may become, in their individual capacity, officers, directors, controlling shareholders and/or partners of additional entities. Such business interests may conflict with those of a Target Business. Mr. Burton's independent consulting business presently focuses on meeting the needs of individual investors and is therefore not expected to present material conflicts of interest.

     Failure by management to conduct the Company's business in its best interest, however, may subject management to claims by the Company and/or its shareholders of breach of fiduciary duty. The officers and directors of the Company may promote or become involved in other acquisition funds or "blank check" entities with activities similar to those to be undertaken by the company. In the course of their other business activities, including private investment activities, the Company's officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to the Company as well as the other entities with which they are affiliated. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of corporations incorporated under the laws of the State of Colorado are required to present certain business opportunities to such corporations. Accordingly, as a result of multiple business affiliations, Messrs. Burton and Jones may have similar legal obligations relating to presenting certain business opportunities to the various entities upon which they serve as directors now, or in the future. Therefore, there can be no assurance that they will offer all suitable prospective business opportunities to the Company before any other acquisition fund or "blank check" offering with which they may be affiliated. In addition, conflicts of interest may arise in connection with evaluations of a particular business opportunity by the Board of Directors with respect to the foregoing criteria. All of the foregoing conflicts of interest will be resolved through the exercise of their independent judgment, in light of all facts and surrounding circumstances existing at the time, but there can be no assurances that any of the foregoing conflicts will be resolved in favor of the Company. Prior to their involvement with the Company, none of the directors or officers of the Company has been involved in any "blind pool" or "blank check" offerings. (SEE "MANAGEMENT -- Conflicts of Interest.")

POLICIES ADOPTED BY MANAGEMENT

     The Company's Board of Directors has recently adopted policies by resolution, which may be rescinded or amended only by majority vote of the Company's shareholders who do not currently hold any of the Company's outstanding capital stock (whether now held or hereafter acquired) and will expire by its terms on the date an acquisition of a business venture is consummated, (a) prohibiting the payment, either directly or indirectly, of any finder's fee or similar compensation (including the issuance of debt) to any person who has served as an officer or director of the Company prior to the acquisition, or who is a promoter, (b) prohibiting any portion of the net proceeds of the offering may be paid to officers, directors, promoters, or their affiliates or associates, directly or indirectly, as consultant fees, officer salaries, director fees, purchase of their shares, or other payments. except for reimbursement of offering costs and expenses incurred by officers and directors on Company matters, (c) prohibiting the Company from acquiring or merging with a business or corporation in which the Company's officers, directors, or promoters, or their affiliates or associates, have any direct or indirect ownership interest and (d) prohibiting the Company from engaging in the creation of subsidiary entities which a view to distributing their securities to the shareholders of the Company. These policies were adopted to minimize the possibility that such matters would become factors in negotiations and present conflicts of interest. While the Board of Directors may seek a change in these policies prior to an acquisition, no change may be made except by the vote specified.

INABILITY TO FULLY EVALUATE INVESTMENTS

     The Company's limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exclusive investigation and analysis of a Target Business. Therefore, management decisions will likely be made without detailed feasibility studies, independent analysis, market surveys, and the like which, if the Company had more funds available, would be desirable. The Company will be particularly dependent in making decisions on information provided by the promoter, owner, sponsor, or others associated with the businesses seeking the Company's participation, and which will have a direct economic interest in completing a transaction with the Company. (SEE "BUSINESS.")

POSSIBLE DEPENDENCE ON OUTSIDE ADVISORS

     In connection with its investigation of a possible business and in order to supplement the business experience of management, the Company may employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made on an independent basis without a continuing fiduciary or other obligation to the Company. In the event that such accountants, technical experts, appraisers, attorneys, or other consultants or advisors are deemed necessary or desirable, the Company's Board of Directors will consider, among other factors, the experience, expertise, education, reputation, specialized knowledge, and cost when selecting such persons or firms. The Company has no arrangement or understanding to employ any of its officers or directors as outside advisors. None of the Company's officers, directors or promoters have used any particular consultants or advisors on a regular basis in the past in connection with evaluation of possible businesses acquisitions. To the extent that the Company employs accountants, technical experts, appraisers, attorneys, or other consultants or advisors, a portion of the proceeds derived from this Offering may be used to pay such persons or firms. (SEE "BUSINESS" and "USE OF PROCEEDS")

LIMITATION ON ACQUISITIONS

     The Company is subject to SEC Rule 419 and certain reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will be required to furnish certain information about significant acquisitions, including audited financial statements for the company(s) acquired for one, two, or three years, depending on the relative size of the acquisition. Consequently, the acquisition prospects available to the Company would be limited to those that can provide the required audited financial statements. (SEE "BUSINESS -- Selection of a Business.")

POSSIBLE CONSEQUENCES OF BUSINESS REORGANIZATION

     It is likely that the Company will issue additional shares of Common Stock or Preferred Stock in connection with its potential merger, consolidation, or other business reorganization, and that the proceeds of this offering will be used in the business of the Target Business (the Company will not make loans of the net proceeds of the offering). The consequences may be a change of control of the Company; significant dilution to the public shareholders' investment; and, a material decrease in the public shareholders' equity interest in the Company. Any change in control will most likely also result in the resignation or removal of the Company's present officers and directors. Accordingly, investors will be relying, in some significant respects, on the abilities of the management and directors of the Target Business who are unidentifiable as of the date of this Prospectus. If there is a change in management in connection with a Business Combination, which is likely to occur, no assurances can be given as to the experience or qualifications of the persons who replace present management respecting either the operation of the Company's activities or the operation of the business, assets or property being acquired. Because the

Company has not made any determination with respect to the acquisition of any specific business, it cannot speculate on the form of any potential business reorganization or the amount of securities which the Company may issue in connection with the same. The Company's Board of Directors may issue additional securities of the Company (including both Common Stock and Preferred Stock) on terms and conditions which the Board of Directors, in its sole discretion, determines to be in the best interest of the Company and without seeking shareholder approval. (SEE "BUSINESS.")

ISSUANCE OF PREFERRED STOCK

     The Company currently has authorized 10,000,000 shares of preferred stock, par value $0.001 per share. No shares of preferred stock are issued and outstanding. Although the Company's Board of Directors has no present intention to do so, it has the authority, without action by the Company's shareholders, to issue the authorized and unissued preferred stock in one or more series and determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of any such series. Such shares may, if and when issued, have rights superior to those of the Common Stock. (SEE "DESCRIPTION OF SECURITIES.")

POSSIBLE BUSINESS COMBINATION  WITH  A  TARGET  BUSINESS OUTSIDE THE UNITED
STATES

     The  Company  may  effectuate  a Business Combination  with  a  Target
Business located outside the United States.     The Company plans to focus
its efforts on a Business Combination with a Target Business within the United States, but to the extent that the Company learns of an opportunity to merge with a Target Business outside the United States, the Company may explore such an opportunity. The Company does not intend to focus its efforts in any particular area outside of the United States, but a Target Business located in Eastern Europe or Asia appears to be the most likely general areas from which such opportunities may arise. In such event, the Company may face the additional risks of language barriers, different presentations of financial information, different business practices, and other cultural differences and barriers -- The Company would also factor additional risks which would include, but not be limited to increased difficulties related to the enforcement of civil liabilities against new management by investors, limited or no assurance that foreign courts would enforce such judgments, either predicated upon civil liability provisions of the United States Federal Securities laws or otherwise. In addition, any transaction with a Target Business outside of the United States may impose additional political or economic risks not associated with a Target Business located in the United States. -- Therefore, a Business Combination with a Target Business outside the United States may increase the risk that the Company will not achieve its business objectives.

LIMITED RIGHTS OF SHAREHOLDERS IN AN ACQUISITION

     Although investors may request the return of their investment funds in connection with the reconfirmation offering required by SEC Rule 419, the Company's shareholders may not be afforded an opportunity specifically to approve or disapprove any particular business reorganization or acquisition. Except under certain circumstances, the Board of Directors of the Company will be able to consummate an acquisition by or of the Company without the approval of the shareholders of the Company. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the allocation of the proceeds of the offering and the selection of a Target Business. There can be no assurance that determinations ultimately made by the Company will permit the Company to achieve its business objectives. (SEE "USE OF PROCEEDS" and "BUSINESS.")

LEVERAGE

     A business acquired through a leveraged buy-out, i.e., financing the acquisition of the business by borrowing on the assets of the business to be acquired, will be profitable only if it generates enough revenues to cover the related debt and expenses. Use of a leveraged buy-out could increase the Company's exposure to larger losses. There can be no assurance that any business acquired through a leveraged buy-out will generate sufficient revenues to cover the related debt and expenses. The use of leverage to consummate a business combination may reduce the ability of the Company to incur additional debt, make other acquisitions, or declare dividends, and may subject the Company's operations to strict financial controls and significant interest expense. It is likely that the Company will have few, if any, opportunities to utilize leverage in an acquisition. Even if the Company is able to identify a business where leverage may be used, there is no assurance that financing will be available, or if it is available, that it will be available on terms acceptable the Company. (SEE "BUSINESS -- Leverage.")

COMPETITION

     The Company expects to encounter intense competition from other entities having business objectives similar to those of the Company. Many of these entities, including venture capital partnerships and corporations, other "blank check" or "blind pool" companies, large industrial and financial institutions, small business investment companies and wealthy individuals, are well-established and have extensive experience in connection with identifying and effecting Business Combinations, directly or through affiliates. Many of these competitors possess greater financial, technical, personnel and other resources than the Company and there can be no assurance that the Company will have the ability to complete successfully. The Company's financial resources will be limited in comparison to those of many of its competitors. Further, such competitors will generally not be required to seek the prior approval of their own shareholders, which may enable them to close a Business Combination more quickly than the Company, in view of the reconfirmation offer which must be made by the Company. This inherent competitive limitation may compel the Company to select certain less attractive Business Combination prospects. There can be no assurance that such prospects will permit the Company to achieve its stated business objectives. (SEE "BUSINESS.")

TAX CONSIDERATIONS

     As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. The Company will evaluate the possible tax consequences of any prospective Business Combination and will endeavor to structure the Business Combination so as to achieve the most favorable tax treatment to the Company, the Target Business and their respective shareholders. There can be no assurances, however, that the Internal Revenue Service (the "IRS") or appropriate state tax authorities will ultimately assent to the Company's tax treatment of a consummated Business

Combination. To the extent the IRS or state tax authorities ultimately prevail in re-characterizing the tax treatment of a Business Combination, there may be adverse tax consequences to the Company, the Target Business and their respective shareholders.

GOVERNMENTAL REGULATION

     The Target Business which the Company may acquire could be subject to governmental regulations, including environmental and taxation matters, which regulations would have a materially adverse affect on the Company after its acquisition of a Target Business. (SEE "BUSINESS.")

INVESTMENT COMPANY ACT CONSIDERATIONS

     The regulatory scope of the Investment Company Act of 1940, as amended (the "Investment Company Act"), which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends  generally  to  companies  engaged primarily  in  the  business  of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the scope and definitions of certain provisions of the Investment Company Act. The Company believes that its anticipated principal activities, which will involve acquiring control of an operating company, will not subject the Company to regulation under the Investment Company Act. Nevertheless, there can be no assurance that the Company will not be deemed to be an investment company, particularly during the period prior to consummation of a Business Combination. If the Company is deemed to be an investment company, the Company may become subject to certain restrictions relating to the Company's activities, including restrictions on the nature of its investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, record keeping, voting, proxy, disclosure and other rules and regulations. In the event of the characterization of the Company as an investment company, the failure by the Company to satisfy such regulatory requirements, whether on a timely basis or at all, could, under certain circumstances, have a material adverse effect on the Company. With regard to the application of the Investment Company Act to the escrow account established by the Company pursuant to Rule 419, however, the SEC has taken the position that, in light of the regulatory requirement to establish such account, the limited nature of the investments, and the limited duration of the account, the escrow account need not be registered as in investment company, nor will the Company be regulated as an investment company due to establishment of such an escrow account, as long as it meets the requirements of SEC Rule 419.

      GENERAL RISKS RELATING TO AN INVESTMENT IN THE COMPANY

DEPENDENCE ON SUCCESSFUL COMPLETION OF OFFERING

     The Company is dependent on successful completion of this offering to implement its new business plan. Furthermore, if the offering is unsuccessful, it is likely that existing shareholders of the Company will lose their entire investment, because the Company will have no working capital after paying certain expenses associated with this offering. (SEE "BUSINESS.") The Company's independent auditors' report on the Company's financial statements includes an explanatory paragraph stating that the Company's ability to continue its operations is contingent upon obtaining adequate financing. If the minimum number of Shares offered are not sold in this offering, the Company may be unable to continue in its present form. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern. (SEE "BUSINESS", and Financial Statements of the Company included in this Prospectus.)

SUBSTANTIAL AND IMMEDIATE DILUTION TO PUBLIC

     Persons purchasing Shares in this offering will suffer a substantial and immediate dilution to the net tangible book value of their shares below the public offering price. Giving effect to the sale of all offered Shares, the Company would have a net tangible book value of approximately


   $.0569     per share so that persons purchasing Shares in the offering would
suffer an immediate dilution of approximately   $.94    per share or     94.0%
     from the offering price of $1.00 per Share. Giving effect to the sale of the minimum number of Shares, the net tangible book value of the Company would
be approximately   $.0120     per share or dilution to the investors purchasing
in this  offering  of approximately    $.9880     per share or    98.8%     of
the public offering price.  (SEE "DILUTION.")

DISPROPORTIONATE RISKS

     After completion of the sale of all Shares offered by this Prospectus, present shareholders of the Company would still own approximately 90.9% of the then outstanding shares of the Company, for which they would have paid $5,000 or approximately 4.76% of the then invested capital of the Company, and the persons purchasing shares in this offering would then own 9.1% of the then outstanding shares, for which they will have paid $100,000 or approximately 95.24% of the then invested capital. If only the minimum number of Shares are sold, existing shareholders would own approximately 95.24% of the stock outstanding for which they would have paid approximately 9.1% of the total capital invested, as compared to public shareholders who would own approximately 4.76% of the stock outstanding for which they would have paid $50,000 or approximately 90.9% of the total capital invested. Consequently, purchasers in this offering will bear a disproportionately greater risk investing in the Company than its present shareholders. (SEE "COMPARATIVE DATA.")

SALE OF SHARES BY MANAGEMENT IN CONNECTION WITH AN ACQUISITION

     The Company's Officers, Directors and Existing Shareholders may actively negotiate or otherwise consent to the purchase of all or a portion of their shares of the Company as a condition to or in connection with a proposed merger or acquisition transaction. This activity may present management with conflicts of interest, in light of the potential for members management to consider their own personal pecuniary benefit rather than the best interests of the Company's other shareholders. In order to minimize this inherent potential conflict of interest, however, each of the officers, directors and 10% or more beneficial shareholders of the Company and the Company, have agreed that they will not (i) actively negotiate for or otherwise consent to the disposition of any portion of their Common Stock at a per share price different than that offered with respect to the Shares sold in this offering as a condition to or in connection with a Business Combination or (ii) cause any securities of the Company to be sold by any officers, directors, greater than 10% shareholders or persons who may be deemed promoters of the Company, except as may otherwise be made in permitted market transactions, without affording all shareholders of the Company a similar opportunity. (See "Plan of Distribution - Agreements of Officers, Directors and 10% Beneficial Shareholders.")

PURCHASE OF SHARES BY OFFICERS, DIRECTORS AND EXISTING SHAREHOLDERS.

     Officers, Directors and the Company's existing shareholders may purchase shares in this offering on the same conditions as public investors. Any of the individuals may, but are not obligated to, purchase such shares for the purpose of facilitating a closing of the minimum offering by the Company. Such persons, however, will not purchase more than 50% of the shares actually purchased by public investors. Although such purchases will be made for investment purposes only, and not with the intent to resell, to the extent that shares are purchased by the Company's Officers, Directors or existing shareholders, such purchases would result in a reduction in the percentage ownership by public investors (often referred to as the "public float"). Purchases of shares in this offering by any Officers, Directors or existing shareholders could result in the commitment of public investors in this offering in the absence of public demand for the offering, especially where only the minimum amount of shares being offered are sold.

NO ACCESS TO INVESTORS' FUNDS WHILE HELD IN ESCROW

     The Shares are being offered on a "best efforts" basis, and no individual, firm, or corporation, has agreed to purchase any of the offered Shares. Consequently. there is no assurance that the required minimum number of Shares (50,000), will be sold during the offering period, which may las as long as four months. During this initial offering period, subscribers have no right to the return or use of their funds.

     Following sale of at least the minimum number of Shares within the prescribed period, investors' funds (reduced to reflect payments for underwriting compensation and other expenses otherwise released, as permitted by SEC Rule 419) will remain in escrow as Deposited Funds. While interest will accrue on the Deposited Funds after successful completion of the offering, investors will have no right to the return of or the use of their funds for a period of up to 18 months from the date of this Prospectus. Prior to the expiration of the 18-month period following the date of this Prospectus, investors will be offered return of their pro rata portion of the Deposited Funds held in escrow (and interest), only in connection with the reconfirmation offering required to be conducted upon execution of an agreement to acquire a Target Business which represents 80% of the maximum offering proceeds (after deduction of applicable commissions, if any). If the Company is unable to locate a Target Business meeting the above criteria, investors will have to wait the full 18-month period following the date of this Prospectus before a pro rata portion of their funds (and interest) is returned to them.

RESTRICTION ON SALE OF SHARES HELD IN SEC RULE 419 ESCROW ACCOUNT

     Under SEC Rule 419, the Company must deposit in a special account securities issued and funds received in its initial offering. According to SEC Rule 15g-8 adopted under the Securities Exchange Act of 1934, it is unlawful for any person to sell or offer to sell the Shares (or any interest in or related to the Shares) held in SEC Rule 419 account other than pursuant to a qualified domestic relations order. As a result, contracts for sale to be satisfied by delivery of the Deposited Securities (e.g. contracts for sale on a when, as, and if issued basis), and sales of derivative securities to be settled by delivery of the Deposited Securities (e.g. physically-settled option on the securities), are prohibited. SEC Rule 15g-8 also prohibits sales of other interests based on the Shares, whether or not physical delivery is required. Accordingly, investors will not be able to liquidate their investment in the Shares unless and until the Deposited Securities are released from escrow as provided in SEC Rule 419 and applicable state securities laws or regulations. Securities are released from escrow only as provided in SEC Rule 419 and applicable provisions of state law. Therefore, there will be no trading market for the Shares following completion of the offering, even if the Deposited Securities are released from escrow following a business combination pursuant to SEC Rule 419, there can be no assurance that a public market for the Company's securities will develop, especially in view of the small size of this offering and the Company's limited shareholder base. As a result, purchasers of the Shares offered may not be able to liquidate their investment in the Shares, or may not be able to do so readily.

LACK OF REVENUE AND DIVIDENDS

     The Company has had no earnings and cannot predict when, if ever, it will realize any material revenue a profit from any operations it may subsequently undertake. Upon sale of all Shares offered by this Prospectus, present shareholders, including the present management of the Company, will collectively own approximately 90.9 % of the then issued and outstanding shares of Common Stock, approximately 77.27% of which will be owned by the current officers and directors. In the election of directors, shareholders are not entitled to cumulate their votes for nominees. Accordingly, the current shareholders will essentially be able to elect all of the Company's Directors and thereafter have a substantial impact upon the operations of the Company. (SEE "PRINCIPAL SHAREHOLDERS," "CERTAIN TRANSACTIONS," "BUSINESS -- 'Blank Check' Offering" and "DESCRIPTION OF SECURITIES.")

ARBITRARY OFFERING PRICE

     The offering price of the Shares does not bear any relationship to the assets, book value, or net worth of the Company or any other generally accepted criteria of value, and should not be considered to be an indication of the actual value of the Company. The offering price was arbitrarily determined by the Company.

AUTHORIZATION OF ADDITIONAL SECURITIES

     The Company's Articles of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock, par value $.0001 per share. Upon sale of all Shares offered by this Prospectus there will be 98,900,000 authorized but unissued shares of Common Stock available for issuance. Although the Company has no commitments as of the date of this Prospectus to issue any shares of Common Stock other than as described in this Prospectus, the Company will, in all likelihood, issue a substantial number of additional shares of Common Stock in connection with a Business Combination. To the extent that additional shares of Common Stock are issued, dilution to the interests of the Company's shareholders will occur. Additionally, if a substantial number of shares of Common Stock are issued in connection with a Business Combination, a change in control of the Company may occur which may impact, among other things, the utilization of net operating losses, if any. Furthermore, the issuance of a substantial number of shares of Common Stock may cause a dilution and adversely affect prevailing market prices, if any, for the Common Stock, and could impair the Company's ability to raise additional capital through the sale of its equity securities. The Company will not issue additional capital stock to any of its current shareholders prior to consummation of a merger or acquisition with a Target Business, except to the extent that such shareholders purchase Shares offered by this Prospectus.

     The Company's Articles of Incorporation also authorizes the issuance of 10,000,000 shares of preferred stock, with such designations, powers, preferences, rights, qualifications, limitations and restrictions and in such series as the Board of Directors, subject to the laws of the State of Colorado, may determine from time to time. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company does not currently intend to issue any shares of Preferred Stock, there can be no assurance that the Company will not do so in the future. As of the date of this Prospectus, the Company has no outstanding shares of Preferred Stock.
 (SEE "BUSINESS" and DESCRIPTION OF SECURITIES.")

POSSIBLE SALE OF COMMON STOCK PURSUANT TO SEC RULE 144 OR OTHERWISE

      In the event a public market for the Common Stock develops in the future, certain shares held by existing shareholders may be sold, and certain shares owned by officers, directors and shareholders owning 10% or more of the Company's outstanding capital stock may be sold in reliance on SEC Rule 144 adopted under the Securities Act, if certain requirements are met. Investors should be aware that sales under SEC Rule 144 or otherwise may have a depressive effect on the price of the Company's stock in any market which may develop. In general, under Rule 144, as
currently  in   effect,  subject  to  the  satisfaction  of  certain  other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on an exchange or NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock to be sold for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. No prediction can be made as to the effect, if any, that sales of such shares of Common Stock or the availability of such shares for sale will have on the market prices for shares of Common Stock prevailing from time to time. Nevertheless, the sale of substantial amounts of Common Stock in the public market would likely depress the market price for the Company's Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. As of the date of this Prospectus, the Company has been advised that 1,000,000 shares of the Company's Common Stock (100%) are available for resale, subject to the restrictions contained in SEC Rule 144, with 900,000 shares held by persons who will be deemed affiliates of the Company and 100,000 shares held by persons who are not affiliates of the Company. (SEE "DESCRIPTION OF SECURITIES" and "SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS")

STATE BLUE SKY REGISTRATION; RESTRICTED RESALES OF THE SECURITIES

     The ability to register or qualify for sale of the Shares for both initial sale and secondary trading will be limited because a significant number of states have enacted regulations pursuant to their securities or so-called "blue sky" laws restricting or, in many instances, prohibiting, the sale of securities of "blank check" or "blind pool" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" or "blind pool" companies, generally do not register the securities to be offered in this offering for sale in their states. The Company has made application to register or has or will seek to obtain an exemption from registration to offer the Common Stock, and presently intends to conduct its selling
efforts in Colorado.   The  Company may register the Common Stock in
other jurisdictions or obtain an exemption from registration in other states in the future. Purchasers of the Common Stock in the Offering must
be  residents  of  such  jurisdictions.   In  order  to prevent  resale
transactions in violation of state securities laws, shareholders may only engage in resale transactions in the states listed above and such other jurisdictions in which an applicable exemption is available or a "blue sky" application has been filed and accepted. If the Company does not sell its Common Stock in some of the jurisdictions listed above, it may not be possible for investors to resell their shares in those states in the future. The Common Stock certificates issued by the Company shall contain information with respect to resale of the Common Stock. Furthermore, the Company will advise its market maker, if any, of such restriction on resale. Such restriction on resale may limit the ability of investors to resell the shares of Common Stock purchased in this Offering. No resales of the Shares will be permitted while such shares remain in Escrow.

NO ASSURANCE OF PUBLIC MARKET

     Prior to this Offering, there has been no public market for the Company's Common Stock, and no market is expected to develop for shares sold in this Offering until after such shares are released from escrow pursuant to the provisions of SEC Rule 419, in conjunction with a successful Business Combination. There can be no assurances that a regular trading market will develop for shares of the Company's Common Stock after that time, or that, if developed, any such market will be sustained. No prediction can be made as to the effect, if any, that market sales of restricted shares of Common Stock or the availability of such shares for sale will have on the market prices from time to time. As a result, investors may not be able to liquidate their investment readily, or at all, when they desire to sell. The initial offering price of the shares of common Stock offered by this Prospectus has been arbitrarily determined by management and bears no relation to any established valuation criteria.

     The limited financial resources of the Company, the small size of this offering and its limited shareholder base materially decrease the likelihood that a regular trading market will develop. Any trading of the Common Stock will likely be conducted through what is customarily known as the "pink sheets" and on the Bulletin Board. Any market for the Common Stock which may result will likely be less well developed than if the Common Stock were traded on NASDAQ or an exchange.

     The Company has had no discussions and there are no understandings with any firm regarding the participation of such firm as a market maker in the shares of the Company's Common Stock.

                             DILUTION

     The difference between the public offering price per share of Common Stock and the pro forma net tangible book value per share of common Stock of the Company after this Offering constitutes the dilution to investors in this Offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. At December 31, 1997, the net tangible book value of the Company was
   ($37,370)    , or    ($.0374)     per share of Common Stock.  After
giving effect  to  the  sale of 50,000 shares of Common Stock offered by this
Prospectus, representing  the minimum  amount  of  shares  offered   by  this
Prospectus, the pro forma net tangible  book  value  of the
Company  at December 31, 1997,  would have been    $12,630     or
   $.0120     per share, representing  an  immediate  increase   in   net
tangible  book  value  of approximately    $.0494     per share to the
Company's existing  shareholders and an  immediate  dilution  of  at  least
   $.9880     per share to shareholders purchasing  shares in this Offering.
After giving effect to the sale of 100,000 shares of Common Stock offered by this Prospectus, representing the maximum amount of shares offered by this Prospectus, the pro forma net tangible book value of the Company at
December 31, 1997, would have been    $62,630     or    $.0569
per share, representing  an  immediate  increase  in  net tangible  book
value  of  approximately    $.0943     per share to the Company's
existing shareholders and an immediate dilution  of at least    $.9431
per share to shareholders purchasing shares in this Offering.

     The following table illustrates the dilution per share to new investors, on a per share basis, as of December 31, 1997:

                                        ASSUMES       ASSUMES
                                        MINIMUM        MAXIMUM
                                        OFFERING       OFFERING

   Initial public offering price per
Share                                    $1.00           $1.00

Net tangible book value per Share
before this Offering                   $(.0374)       $ (.0374)

Increase attributable to new
shareholders                           $  .0494         $ .0943
                                         ______         ______

Pro forma net tangible book value
after this Offering                    $ .0120         $ .0569
                                         ______         ______

Dilution to new shareholders           $ .9880         $ .9431

Percent Dilution                         98.80%          94.31%

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS

     The Company has not had any revenues from its operations during the past two fiscal years. Its present objective is to acquire an interest in an operating business as a "blank check" company described in SEC Rule 419. At the present time, the Company's liabilities exceed its assets by a substantial amount. (SEE Financial Statements of the Company included in this Prospectus.) The Company has funded its recent business activities primarily through loans received from its principal shareholder. The Company's audited financial statements indicate that the Company's ability to continue as a going concern is dependent upon the Company's ability to obtain financing. The Company intends to mitigate the effect of these financial difficulties by raising funds necessary for its continued
business operations through successful completion of this offering. Thereafter, the Company anticipates further improvement of its financial condition through the successful location of a suitable Target Business and consummation of a Business Combination. If this offering is not successful, however, there is substantial doubt as to whether the Company can accomplish its business objectives or continue as a going concern.

        The Company's assets, which include deferred offering costs, have been substantially derived from shareholder loans totaling $25,000. In addition, the Company owes $12,000 to a former business consultant. After identification and disclosure of a suitable Target Business, net offering proceeds will be used to pay $25,000 owed to the Company's principal shareholder. Payment of the $12,000 owed for consulting services, however, is expressly contingent upon the successful consummation of a Business Combination.

     In view of the limited amount of funds being raised in this offering, even at the maximum level, it is possible that the Company could exhaust its limited financial resources before locating a Target Business and the consummation of a Business Combination. Therefore, there is a significant question as to the viability of the Company during the next 12 months. Nevertheless, the Company's manangement intends to use its best efforts to locate a Target Business and consummate a Business Combination in an efficient and cost effective manner.

     Substantially all of the company's  working  capital needs  subsequent to this Offering will be attributable to the identification, evaluation and selection of a suitable Target Business and, thereafter to structure,
negotiate  and  consummate  a  Business   Combination   with   such  Target
Business.  Such working capital needs are expected to be satisfied from the Company's current limited resources, the proceeds of this Offering which are not deposited into the Escrow Account established pursuant to SEC Rule 419, and possible
additional advances from its existing  principal  shareholder.   Such funds
are expected to satisfy the Company's cash requirements during the  next
   18     months.   Its  business operations related to identification,
evaluation and selection of a suitable Target Business may, however, behampered
by its limited resources.   The  Company  does  not expect to purchase or
sell any significant equipment, engage in product research or development, and does not expect any significant changes in the number of its employees.

       Its business operations related to identification, evaluation and selection of a suitable Target Business may, however, be hampered by its limited resources. At the minimum offering level, only $5,000 will be immediately available for use by the Company after application of the escrow provisions of SEC Rule 419 and at the maximum offering level, annd only $10,000 will be available for use by the Company after application of those escrow provisions at the maximum offering level. The remaining funds derived from this offering will remain in escrow until after a suitable Target Business is identified and properly disclosed and the other conditions of SEC Rule 419 have been satisfied. These amounts will not be sufficient to address the current deficiency of working capital that exists, and will provide only limited resources for the Company to use to search for a suitable Target Business. Nevertheless, the Company's management believes that the Company can locate and evaluate a suitable Target Business with minimal expenditure of funds after completion of this offering, while deferring payment of other Compay debts because of the commitment and resourcefulness of its present management team.

     The Company does not expect to purchase or sell any significant equipment, engage in product research or development, and does not expect any significant changes in the number of its employees.

                         COMPARATIVE DATA

     The following chart illustrates percentage ownership in the Company held by the present shareholders and by the investors in this offering and sets forth a comparison of the amounts paid by the present shareholders and amounts paid by the investors in this offering.

               TOTAL
               SHARES              TOTAL            AVERAGE PRICE
               OWNED            CONSIDERATION         PER SHARE

               NUMBER     %        AMOUNT       %

MINIMUM
OFFERING
Present
Shareholders  1,000,000  95.24%   $  5,000      9.1%       $0.005

New Investors    50,000   4.76%   $ 50,000     90.9%       $ 1.00

MAXIMUM
OFFERING

Present
Shareholders  1,000,000  90.91%   $  5,000      4.76%      $0.005

New Investors   100,000   9.09%   $100,000     95.24       $ 1.00

                          USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of all 100,000 Shares is estimated at approximately $90,000, after deducting
commissions.    If only the minimum offering is sold, the Company will receive net proceeds of approximately $45,000, after deducting commissions after release of escrowed funds. In both cases, expenses associated with this offering are expected to be approximately $36,000.

     Ninety percent (90%) of the net proceeds, ($81,000 if the maximum offering is sold and $40,500 if the minimum offering is sold) will be held in the Escrow Account established pursuant to Rule 419, until an acquisition meeting certain specified criteria has been made and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in SEC Rule 419. The Escrow Account will not be released until such time as the Company (a) has entered into an agreement with respect to a Business Combination in which at least 50% of the gross offering proceeds are committed to a specific line of business, (b) the company has filed a post-effective amendment to its registration statement which post-effective amendment has been declared effective, (c) the prospectus contained in the post-effective amendment has been sent to the Company's shareholders, (d) each purchaser of securities in this Offering has been given no fewer than 20 and no more than 45 business days from the effective date of the prospectus, to elect whether to remain an investor and (e) the Business Combination is consummated.

The proceeds not held in the Escrow Account established pursuant to SEC Rule 419 will be used by the Company in the following order of priority (a) first to pay for business, legal and accounting due diligence expenses incurred in connection with evaluation of prospective Business Combinations, (b) second, for general and administrative expenses (1) of the Company, including legal and accounting fees and administrative support expenses incurred in connection with the Company's reporting obligations to the SEC and (c) third, for expenses related to this Offering (estimated to be approximately $36,000) or to repay all or a portion of loans made by the Company's principal shareholder (2) which allowed the Company to pre-pay some of these offering expenses.

     (1) The Company utilizes office space at 12146 East Amherst Circle, Aurora, Colroado 80014, provided by the principal shareholder of the Company, Ms. Sandra Steinberg.

     (2) The Company has borrowed an aggregate of $25,000 from its principal shareholder for the purpose of pre-paying certain expenses incurred by the Company in connection with this Offering. This indebtedness is evidenced by promissory notes which bear interest at the rate of 10% per annum from the date relevant funds were advanced. No amounts are due under these promissory notes until consummation of a merger or acquisition of a target business.

     The following table illustrates the unexpected use of proceeds at minimum and maximum offering levels, assuming all shares are sold by officers and directors of the Company.



                         Minimum Offering               Maximum Offering

Funds Immediately
Available                 $5,000                         $10,000

Priority of Use        1. Evaluation of business     1. Evaluation of business
                          opportunities                  opportunities

                       Approximately $4,500 of such  Approximately $9,000 of
                       funds are expected to be      such funds are expected to
                       used to evaluate business     be used to evaluate
                       opportunities, representing   business opportunities,
                       90% of such available funds.  representing 90% of such
                                                     available funds.

                       2. General & Administrative   2. General & Administrative
                          expenses                      expenses

                       Approximately $500 of such    Approximately $1,000 of
                       funds are expected to be      such funds are expected to
                       used for general and          be used for general and
                       administrative expenses,      administrative expenses,
                       representing 10% of such      representing 10% of such
                       available funds.              available funds.

                       3. Repayment of               3. Repayment of
                          Shareholder Advances          Shareholder Advances

                       Such available funds are not  Such available funds are
                       expected to be used to repay  not expected to be used to
                       shareholder advances until    repay shareholder advances
                       after identification and      until after identification
                       disclosure of anticipated     and disclosure of
                       business opportunities.       anticipated business
                                                     opportunities.

Funds Available           $45,000                       $90,000
After Identification
& Disclosure of
Anticipated Business
Opportunities

Priority of Use:      1. Consummation of           1. Consummation of
                          Business Combination         Business Combination

                      Approximately $6,500 of such  Approximately $6,500 of such available funds are expected  available funds are expected
                      to be used in connection      to be used in connection
                      with consummation of a        consummation of a
                      Business Combination,         Business Combination,
                      representing 14.4% of such    representing 7.2% of such
                      available funds.              available funds.

                      2. General & Administrative  2. General and Administrative
                          Expenses                      Expenses

                      Approximately $1,000 of      Approximately $2,000 of such
                      such available funds are     available funds are expected
                      expected to be used for      to be used for general and
                      general and administrative   administrative expenses,
                      expenses, representing       representing 2.2% of such
                      2.2% of such available       available funds.
                      funds.

                      3. Repayment of            3. Repayment of
                         Shareholder Advances       Shareholder Advances

                      Approximately $25,000 of   Approximately $25,000 of
                      such funds are expected    such funds are expected
                      to be used to repay        to be used to repay
                      shareholder advances,      shareholder advances,
                      representing 55.6% of      representing 27.8% of
                      such available funds.      such available funds.

                      4. Consulting Fee Debt      4. Consulting Fee Debt
                           Repayment                    Repayment

                      Approximately $12,000 of   Approximately $12,000 of
                      such funds are expected    such funds are expected
                      to be used to repay        to be used to repay
                      consulting fee debt        consulting fee debt
                      obligations, representing  obligations, representing
                      26.7% of such available    13.3% of such available
                      funds.                     funds.

                      5. Working Capital          5. Working Capital

                      Approximately $500 of       Approximatel $44,500 of
                      such funds are expected     such funds are expected
                      to be available as          to be available as
                      working capital,            working capital,
                      representing 1.1% of        representing 49.4% of
                      such available funds.       such available funds.

    *The Company's debt owed for consulting fees is expressly contingent upon consummation by the Company of a Business Combination. If the Company uses its remaining offering proceeds without generating additional income, prior to the consummation of a Business Combination, it is unlikely that these consulting fees will be paid in full.

There are no plans, proposals, arrangements, or understandings with respect to the sale or issuance of additional securities of the Company
prior to the location of an Target Business.   After the Company reaches an
agreement for acquisition of a business, it is required  by SEC Rule 419 to
prepare   and  disseminate  a  prospectus  contained  in  a  post-effective amendment to  its  registration  statement  to  all  investors,  which will describe  the business to be acquired and provide more specific information on the use  of  the  net  proceeds  of  the offering in connection with the
acquisition and in such business.   Except  for  reimbursement  of offering
costs  and  expenses incurred by officers and directors on Company  matters described above, no portion of the net proceeds of the offering may be paid to officers,  directors,  promoters,  or  their  affiliates  or associates, directly  or  indirectly,  as  consultant fees, officer salaries,  director fees, purchase of their shares,  or other payments.  The Company's Board of
Directors has adopted a policy by resolution to the foregoing effect, which may  be  rescinded  or  amended only by  majority  vote  of  the  Company's shareholders  who  do  not hold  any  common  stock  presently  outstanding
(whether now held or hereafter  acquired)  and  will expire by its terms on
the  date  an  acquisition of business venture is consummated.   While  the
Company's Board of Directors may seek a change in

this policy prior to an acquisition, no change may be made except by the vote specified. No portion of the net proceeds will be used to make loans to any person. In addition, the Company will not borrow funds and use the proceeds therefrom to make payments to the Company's officers, directors, or promoters, or their affiliates or associates.

     The Company has no agreement or understanding with any consultant or advisor to provide services in connection with any future business acquisition. At the present time, the Company does not anticipate that it will engage consultants or advisors specializing in business acquisitions or reorganizations, although the possibility exists that management may find it to be beneficial to the Company to retain the services of such a consultant. Under no circumstances will the Company retain the services of any consultant who is also an officer, director, or promoter of the Target
Business, or their affiliates or associates. Compensation to a consultant may take various forms, including one time cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of securities (including those of the Company) or any combination of these or other compensation arrangements. The Company estimates that any fees for such services paid in cash will not exceed 10% of the amount of the securities issued by the Company to acquire a business. The Company will not have funds to pay a retainer in connection with any consulting arrangement, and no such fee will be paid unless and until an acquisition is completed in accordance with SEC Rule 419. To the extent that the Company utilizes the services of an independent consultant advisor, some portion of the proceeds derived from this Offering, however, may ultimately be directly or indirectly used to pay such persons or firms.

                       PLAN OF DISTRIBUTION

     SELLING THE SHARES OF THE OFFERING.  The offering is being sold by officers and directors of the Company to whom no commission or other offering renumeration will be paid.  All officers and directors of the Company are expected to participate in selling efforts.  Those officers and directors are Charles Burton, President and Director, Sandra Steinberg, Treasurer and
Director and Roger D.Jones, Secretary and Director.  The officers and directors of the Company have been authorized by the Company to sell the Shares of the Company's common  stock pursuant to this Prospectus to any and all suitable investors of age in any state in which these securities have been registered, and  shall take no commission or other offering remuneration of
any kind for doing  so.    To the extent that Shares are sold by registered
broker-dealers, however, the  Company  will  pay  a  10% commission to such registered broker-dealers.  Investors may purchase Shares  by  completing a subscription agreement and delivering to the selling officer or  director a check  payable  to Franks' Express, Inc. Escrow Account, for the amount  of the purchase price.

     The Company  has  not  entered into an underwriting agreement with any broker-dealer.  However, broker-dealers  who  desire  to participate in the sale  of  the  Shares  may do so by notifying the National  Association  of
Securities Dealers (NASD)  of  their  intent  to do so, and entering into a
Selected  Dealers  Agreement  with  the  Company.   The   Selected  Dealers
Agreement  includes  provisions for mutual indemnification against  certain civil liabilities arising  under  the  Securities  Act of 1933, as amended.
For any Shares sold by participating broker-dealers, the Company will pay a
sales commission of ten percent (10%) of the sales price.   The  Shares are
offered by the Company subject to prior sale, when, as and if delivered  to and  accepted by the Company, and subject to approval of certain matters by legal counsel.


     To  the  extent  that  the  Company elects to use broker-dealers to assist the officers and directors of  the  Company  in selling Shares, such broker-dealers  will be members of the NASD.  The Company  will  amend  its
Registration Statement  by  post-effective amendment to identify a selected broker-dealer at such time as  such  broker-dealer  sells  Shares  in  this
offering.   In  the  view of the SEC's Division of Corporation Finance, any selected broker-dealer  that  sells  securities  in  this  offering will be deemed an underwriter as defined in Section 2(11) of the Securities  Act of
1933,  as  amended.   Prior to the involvement of any broker-dealer in this
offering, the Company must  obtain  a  no  objection position from the NASD regarding the contemplated underwriting compensation and arrangements.

     The Company reserves the right to withdraw, cancel or modify such offer and any offer, in whole or in part. Delivery of the Shares will be made to investors promptly upon acceptance and the satisfaction of escrow conditions relating to completion of the minimum offering amount.

AGREEMENTS OF OFFICERS, DIRECTORS AND 10% BENEFICIAL SHAREHOLDERS

     Pursuant to a written agreement  among each of the officers, directors and 10% or more beneficial shareholders  of  the  Company  and the Company, such  persons will not (i) actively negotiate for or otherwise  consent  to the disposition  of  any portion of their Common Stock at a per share price different than that offered  with  respect  to  the  Shares  sold  in  this offering as a condition to or in connection with a Business Combination  or
(ii)  cause  any  securities  of  the  Company  to be sold by any officers, directors,  greater  than 10% shareholders or persons  who  may  be  deemed promoters of the Company,  except  as  may  otherwise  be made in permitted market  transactions without affording all shareholders of  the  Company  a
similar opportunity.   Further,  the  Company  shall not borrow funds to be
used directly or indirectly to (i) purchase any  shares  of  the  Company's
Common  Stock owned by management of the Company; or (ii) make payments  to the Company's  promoters, management or their affiliates or associates.  No member of management,  promoter  or  anyone  acting  at  their direction is expected  to  recommend,  encourage  or advise investors to open  brokerage accounts with any broker-dealer that is  obtained  to  make a market in the
Company's  securities,  if  any.  Information regarding any  broker-dealers that make a market in the Company's  securities in the future, if any, will
be  disseminated  to  the  Company's  shareholders   as   part  of  ongoing
communication between the Company's management and its shareholders.

     DETERMINATION  OF  THE  OFFERING  PRICE.   As  of  the  date  of  this
Prospectus, there is no public market for the Company's common stock.   The
offering  price  of the Shares was determined by the Company without regard to any traditional  or  established  criteria of value.  In determining the offering  price  and  the  number of shares  to  be  offered,  the  Company considered such factors as the  financial condition of the Company, its net tangible book value,  its business  prospects, and the general condition of
the  securities  market.   The  offering  price  of  $1.00  per  Share  was
established by the Company, in part  because  the Company believes that the price of $1.00 would be the easiest price at which to sell the

Shares. Accordingly, the offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the Company. The price bears no relation to the Company's assets, book value, earnings or net worth or any other traditional valuation criteria.
There is also no assurance that an active trading market for the Company's securities will develop or, if developed, will continue, such that subscribers will be able to resell their Shares following this offering.
The Company's common stock has never been traded on any exchange or market prior to this offering, and has been privately held.

     SHAREHOLDERS OF RECORD. On December 31, 1997, there were six holders of record of the Company's common stock.

     DIVIDENDS.   The  Company  has  never  paid dividends on the Company's
common stock.  The Board of Directors of the  Company  presently intends to pursue  a  policy of retaining earnings, if any, for use in  the  Company's operations and  to  finance  expansion  of  its  business  activities. With respect  to  the  Company's  common  stock, the declaration and payment  of dividends  in the future, of which there  can  be  no  assurance,  will  be determined by  the Company's Board of Directors in light of conditions then existing, including  the  Company's  earnings, financial condition, capital requirements and other factors.  There are presently no dividends which are accrued or owing with respect to any of  the  Company's outstanding capital stock and none are expected to be paid in the forseeable future.

                         LEGAL PROCEEDINGS

     There are no legal proceedings or pending litigation to which the Company is a party or against any of its officers or directors as a result of their activities associated with the business of the Company.

                            MANAGEMENT

     The Company has no knowledge of any arrangement or understanding in existence between any officer named below or any other person pursuant to which any such officer was or is to be elected to such office or offices.
All officers of the Company serve at the pleasure of the Company's Board of Directors. All officers of the Company will hold office until the next annual meeting of the Board of Directors of the Company. There is no person who is not a designated officer or director who is expected to make any significant contribution to the business of the Company, except independent contractors as are, or may be engaged by the Company to provide consulting services.

     Officers  and  Directors  of  the  Company   currently  serve  without
compensation,  other  than  reimbursement of actual out-of-pocket  expenses they incur on behalf of the Company,  and  prior to a Business Combination, none of the Company's Officers or Directors  will  receive  any  additional
compensation  (including cash consideration or Company securities).   Prior
to the consummation  of  a  Business  Combination, no additional securities will be issued to the Company's management,  promoters  or their affiliates or  associates,  except  that  such  persons  may  purchase shares  of  the
Company's Common Stock in this Offering on the same

conditions as public investors, provided that they may not purchase more than 50% of the shares actually purchased by public investors.

     The following sets forth biographical information for at least the past five years as to the business experience of each officer and director of the Company and their age and positions with the Company:

     PRESIDENT AND  DIRECTOR.   Charles Burton, age 47, currently serves as
President and Director of the Company,  a  position he has held since April
15, 1997.  Mr. Burton served as Secretary and  a  Director  of  the Company from January 2, 1997 until April 15, 1997, when he was elected President.

     Mr.  Burton  is  a  graduate  of  Kenyon  College where he obtained  a
bachelors degree in Political Science in 1971.   From  1972  to  1976,  Mr.
Burton  served  as a special assistant to George Clark Martin, President of the National Association  of  Home  Builders in Louisville, Kentucky.  From
1977 to 1985, Mr. Burton was employed  as a licensed securities broker with
S. W. Devanney and Co., Inc. in Denver,  Colorado.   He  was  employed with
Kober  Financial  Inc. from 1985 to 1988 as a wholesale securities  trader.
Thereafter, Mr. Burton  was  employed  by  Fitzgerald,  Talman,  Inc.  as a wholesale securities trader for the remainder of 1988.  In 1989, Mr. Burton became  self-employed as a financial consultant.  His consulting experience included  rendering  advice  with  respect to mergers and acquisitions, and assisting various companies in developing public trading abilities.  During this time, Mr. Burton also served as  President  of Wild Creek Oil Company,
Inc.   From  1992  to  1993,  he  was  employed  by  Paramount  Investments
International, Inc. as a wholesale trader.  In 1993 he  left  Paramount  to devote  his  efforts  to  development  of  LPR  Cybertek, Inc., an internet financial services company located in Denver, Colorado,  where  he  was co-
owner  and Vice-President.  In May of 1996, he assisted with the merger  of
Wild Creek  Holding  Company, Inc., a publicly traded company, with TNB, an international trading  and export concern.  Mr. Burton continues to operate his  independent  financial  consulting  service  business,  but  presently concentrates his efforts  on  assisting  individuals  in  making  financial decisions.

     SECRETARY  AND DIRECTOR.  Roger D. Jones, age 31, currently serves  as
Secretary and a Director  of  the  Company.   Mr.  Jones  has  served  as a
Director  of  the  Company  since  January 2, 1997 and prior to taking over duties as Secretary of the Company, Mr. Jones served as its interim Company
President from January 2, 1997 until April 15, 1997.

     Mr. Jones graduated from Lake Forest  College Lake Forest, Illinois in
1987 with a bachelors degree in history.  Since  that  time,  Mr. Jones has
been  employed  by  the McDonald's Corporation in various capacities.   Mr.
Jones  relocated to Aurora,  Colorado  in April of 1988. Mr. Jones attended the  highly  regarded  Hamburger University  sponsored  by  the  McDonald's
Corporation in 1992, where  course  work  included  studies in advertising, marketing,  restaurant  profit and loss statements, restaurant  layout  and maintenance.  In December  of 1992, Mr. Jones became the Restaurant Manager for McDonald's in Aurora, Colorado.  Mr. Jones has also assisted McDonald's
Corporation's Regional Training  Department,  training  assistant  managers from the seven-state Rocky Mountain Region.

     TREASURER  AND  DIRECTOR:   Sandra  S.  Steinberg, age 46, has been  a
Director of the Company since its inception in  1991.  She currently serves as the Treasurer of the Company, a position she has  held  since January 2,
1997.   Mrs.  Steinberg  served as the President of the Company  from  1991 until January 2, 1997, which  included the period when the Company operated retail food eateries which sold  primarily  hot  dogs and related items and ice  cream,  and a significant period where the Company  did  not  actively conduct business activities.

     Mrs. Steinberg  obtained  her securities broker's  license in 1985 and was employed for a period of two months by Tri-Securities, a brokerage firm located in Englewood, Colorado that  specialized  in  sale  of  stocks  and
bonds.   Thereafter, Mrs. Steinberg became a registered representative with
J. W. Gant, a  position she held until October of 1986.  She was associated with Guildcor  Financial  Inc.  from October of 1986 until January of 1988,
where  she also sold securities.   Mrs.  Steinberg  was  then  employed  by
Capital  Securities  for  approximately  11  months in 1988.  She left that position to become President and Chairman of the  Board  and  Directors  of
Franks  for the Memories, Inc., a food service business retailing hot dogs.
Franks' Express,  Inc.  was  formed in 1991 to engage in the restaurant and food service business and Mrs.  Steinberg  supervised  its  active business operations until November, 1993.

     Although it is possible that Officers and Directors of the Company may become involved in other blank check or blind pool Companies in the future, none of such other companies will join the Company in a Business
Combination.

                             BUSINESS

GENERAL

     The  Company  recently  changed its business objective from restaurant consulting to seeking, investigating,  and ultimately acquiring an interest
in business with long-term growth potential.   Persons  should not purchase
Shares in the offering  for short-term earnings or short-term  appreciation in  the  value of the Company.  The Company currently has no commitment  or arrangement  to participate in a business, and cannot now predict what type of business it  may  enter  into  or acquire.  At this point, the Company's business  objectives are extremely general  and  are  not  intended  to  be restrictive on the discretion of the Company's management.

     Earlier  this  year, the Company engaged Mr. Richard Steinberg, spouse of  the  Company's principal  shareholder,  to  provide  the  Company  with
financial   planning   advice  with  respect  to  its  proposed  restaurant
consulting business and  supplement  its  available  restaurant  consulting
expertise.   Mr.  Steinberg  provided  consulting  services  to the Company during the period from January 1, 1997 through August 9, 1997,  pursuant to  a  written  consulting agreement.  Under the consulting agreement,  Mr.
Steinberg assisted  the  Company with evaluation, development and execution of the Company's business  plan  at  the  time and was to provide, on an as needed basis, food service and financial consulting  to  customers  of  the
Company.   In addition, Mr. Steinberg assisted the Company with analysis of sources of available  capital  to  be  used  for  pursuit  of the Company's business plan and activities.  After the final decision was  made  to focus the Company's efforts away from restaurant consulting

and   concentrate  exclusively  on  seeking  a  Business  Combination,  Mr.
Steinberg's services were no longer needed or desired by the Company.  As a result, the two year consulting agreement was prematurely terminated at the
Company's  request.   The  Company  has  no  present  plans  to utilize the
services of Mr. Steinberg in the future.

     Persons  purchasing  Shares  in the offering will be entrusting  their funds to the Company's management,  subject to the requirements of SEC Rule
419.  The net proceeds of the offering  are  not  specifically allocated to identified purposes or allocated to the acquisition of any specific type of
business  venture.   Decisions  concerning these matters  may  be  made  by
management without involvement by  any  public shareholders, except for the right  of each investor to recover his or  her  pro  rata  portion  of  the
Deposited Funds in accordance with SEC Rule 419.  (SEE "USE OF PROCEEDS.")

     Management anticipates that it will be able to participate in only one transaction  with  a single Target Business, due primarily to the Company's
limited financing.   This  lack  of  diversification should be considered a
substantial risk of investing in the Company because it will not permit the
Company to offset potential losses from  one  venture  against  gains  from another, or otherwise diversify its business.

SELECTION OF A TARGET BUSINESS

     The  Company  anticipates that businesses for possible acquisition may come from responses to advertising, or will be referred by various sources, including its officers  and  directors,  professional  advisors, securities broker-dealers,  venture  capitalists, members of the financial  community,
and others who may present  unsolicited  proposals.   The Company will seek
businesses  from all known sources, but will rely principally  on  personal contacts of its  officers  and  directors  and their affiliates, as well as indirect  associations  between them and other  business  and  professional persons.

     While it is not presently  anticipated  that  the  Company will engage unaffiliated  professional firms specializing in business  acquisitions  or reorganizations, such firms may be retained if management deems it to be in
the best interest  of  the  Company.   Compensation to a finder or business
acquisition firm may take various forms,  including one-time cash payments, payments based on percentage of revenues or  product sales volume, payments involving issuance of securities (including those  of  the Company), or any combination of these or other compensation arrangements.  Consequently, the
Company is currently unable to predict the cost of utilizing such services, but estimates that any fees for such services paid in cash  will not exceed
10%  of  the  gross  proceeds  derived  from  this  offering  and/or equity securities  (not debt) equal to 10% of the amount of the securities  issued
by the Company  to  acquire  a  Target  Business.   If a finder or business
acquisition firm is utilized by the Company, the cost  may  be  paid out of the net proceeds of this offering.  (SEE "USE OF PROCEEDS.")  The Company's
Board  of Directors has recently adopted a policy by resolution, which  may be rescinded or amended only by majority vote of the Company's shareholders who do not  currently  hold  any of the Company's outstanding capital stock
(whether now held or hereafter  acquired)  and  will expire by its terms on the date an acquisition of a business venture is  consummated,  prohibiting the payment, either directly or indirectly, of any finder's fee or  similar compensation (including the issuance of debt) to

any person who has served as an officer or director of the Company prior to the acquisition, or who is a promoter.  This policy was adopted to minimize the  possibility  that such fees would become a factor in negotiations  and
present conflicts of  interest.   While  the  Board of Directors may seek a
change in this policy prior to an acquisition, no change may be made except by the vote specified.

     The Company will not restrict its search to  any  particular business, industry, or geographical location, and management reserves  the  right  to evaluate  and enter into any type of business in any location.  The Company may participate  in  newly organized business venture or a more established company entering a new  phase of growth or in need of additional capital to
overcome existing financial  problems.   Participation  in  a  new business
venture entails greater risks since in many instances management  of such a venture  will  not  have  proved  its  ability, the eventual market of such venture's  product or services will likely  not  be  established,  and  the profitability  of  the  venture  will  be  unproven and cannot be predicted accurately.  If the Company participates in  a  more  established firm with existing  financial  problems,  it  may  be subjected to risk  because  the financial resources of the Company may not  be  adequate  to  eliminate  or remedy the circumstances leading to such financial problems.

     In seeking a business venture, the decision of management will not be controlled by an attempt to take advantage of any anticipated or perceived appeal of a specific industry, management group, product, or industry, but will be based on the business objective of seeking long-term capital appreciation in the genuine value of the Company. The Company will not acquire or merge with a business or corporation in which the Company's officers, directors, or promoters, or their affiliates or associates, have any direct or indirect ownership interest. The Company does not intend to engage in the creation of subsidiary entities with a view to distributing their securities to shareholders of the Company. The Company's Board of Directors has adopted a policy by resolution, which may be rescinded or amended only by majority vote of the Company's shareholders who do not presently hold any common stock presently outstanding (whether now held or hereafter acquired) and will expire by its terms on the date an acquisition of a business venture is consummated, prohibiting the acquisition of any business in which a promoter or any person who has served as an officer or director of the Company, or any of their affiliates or associates, held, directly or indirectly, any ownership interest prior to the acquisition
While the Company's Board of Directors may seek a change in this policy prior to an acquisition, no change may be made except by the vote specified.

     The  decision  to  participate in a specific business may be based  on management's analysis of  the  quality  of  the other firm's management and personnel,  the  anticipated  acceptability of new  products  or  marketing concepts, the merit of technological  innovations,  and other factors which are  difficult,  if  not  impossible,  to  analyze  through  any  objective
criteria.   The  results of operations of a specific acquisition  candidate may not necessarily be indicative of the potential for the future, due to a required substantial  shift  in  marketing  approaches,  the need to expand significantly,  a proposed change product emphasis,  a proposed  change  to management, and other factors.

     Analysis  of  Target  Businesses  will  be  undertaken by or under the supervision of the officers and directors (SEE "MANAGEMENT.")  In analyzing prospective businesses, management will consider, to the extent applicable, the  available  technical,  financial,  and managerial  resources,  working capital  and other prospects for the future,  the  nature  of  present  and expected competition;  the  quality  and  experience of management services which may be available and the depth of that  management; the potential for further research, development, or exploration; the potential for growth and expansion; the potential for profit; the perceived  public  recognition  or
acceptance   of  products,  services,  or  trade  or  service  marks;  name identification; and other relevant factors.

     It is possible  that  the Company may propose to acquire a business in the development stage.  A  business is in its development stage if it is devoting substantially all of its  efforts  to establishing a new business, and either planned principal operations have  commenced, but there has been
not significant revenue derived from such operations.   Under SEC Rule
419, the Company must acquire a business or assets for which the fair value of  the business represents at least 80% of the maximum offering  proceeds,
less  certain  underwriting  commissions  and  expenses.   Accordingly, the
Company's  ability  to acquire a business in the development stage  may  be limited to the extent it cannot locate such businesses with fair value high enough to satisfy the requirements of SEC Rule 419.

     The Company will  be  subject  to  requirements  of  SEC  Rule 419 and certain  reporting  requirements under the Securities and Exchange  Act  of
1934 (the "Exchange Act")  and  will,  therefore,  be  required  to furnish certain  information  about  significant  acquisitions,  including  audited financial  statements  for  the company(s) acquired, covering one, two,  or
three  years,  depending  on  the   relative   size   of  the  acquisition.
Consequently, acquisition prospects that do not possess,  or  are unable to obtain the required audited statements which meet the requirements  of  SEC
Rule  419  and  the Exchange Act will not be appropriate for acquisition by the Company.  The  Company anticipates that it will voluntarily prepare and file periodic reports under the Exchange Act, notwithstanding the fact that such obligation may be suspended under section 15(d) of the Exchange Act.

     The  Company  will   analyze   all   available   factors  and  make  a
determination based on a composite of available facts,  without reliance on any single factor.  The period within which the Company may  participate in a  business  on  completion of this offering cannot be predicted  and  will depend  on  circumstances  beyond  the  Company's  control,  including  the availability  of appropriate business candidates, the time required for the
Company  to  complete   its   investigation  and  analysis  of  prospective
businesses,  the  time  required  to   prepare  appropriate  documents  and
agreements   providing   for   the  Company's  participation,   and   other
circumstances.  It is anticipated  that  the analysis of specific proposals and the selection of a business will take  several  months.  Even after the
Company  has  located a prospective Target Business, however,  the  Company will still have  to  comply  with the reconfirmation provisions of SEC Rule
419, which may take several months.   Persons should not purchase Shares in
this offering if they desire short-term  appreciation  in  the value of the
Company or its securities.

     As previously discussed, the Company's Board of Directors has recently adopted  a policy by resolution, which may be rescinded or amended  only by majority  vote of the Company's shareholders who do not currently hold  any of the Company's  outstanding  capital stock (whether now held or hereafter acquired) and will expire by its  terms  on  the  date  an acquisition of a business venture is consummated prohibiting the Company from  acquiring  or merging  with  a  business  or corporation in which the Company's officers, directors, or promoters, or their affiliates or associates, have any direct
or indirect ownership interest.   This  policy  was adopted to minimize the
possibility  that such matters would become  factors  in  negotiations  and
present conflicts  of  interest.   While  the Board of Directors may seek a
change in these policies prior to an acquisition,  no  change  may  be made except by the vote specified.

COMPETITION

     In connection with its search for an appropriate Target Business, the Company expects intense competition with other business entities, many of which will have greater financial resources and prior experience in business, which could give such business entities a competitive edge.
There is no assurance that the Company will be successful in locating suitable Target Businesses.

ACQUISITION OF A TARGET BUSINESS

     To implement a particular business acquisition, the Company may become a party to a merger, consolidation,  or  other  reorganization with another corporation or entity; joint venture; license; purchase and sale of assets;
or  purchase and sale of stock, the exact nature of  which  cannot  now  be
predicted.   Notwithstanding  the foregoing, the Company does not presently intend to participate in a business  through the purchase of minority stock
positions.   After consummation of an acquisition  or  merger  transaction, however, it is  likely  that the present management and shareholders of the
Company will not be in control  of  the Company.  In addition, the majority or  all  of the Company's directors may,  as  part  of  the  terms  of  the acquisition  transaction,  resign  and be replaced by new directors without vote of the Company's shareholders.

     In  connection  with the Company's  acquisition  of  a  business,  the present shareholders of the Company, including officers and directors, as a negotiated element of  the acquisition, are likely to sell a portion or all of the Company's outstanding  Common  Stock  held  by them at a significant premium over their original investment in the Company.  As a result of such
sales,   affiliates   of   the   entity   participating  in  the   business
reorganization with the Company would acquire a higher percentage of equity ownership in the Company.  Although the Company's  present shareholders did not acquire their shares of Common Stock with a view towards any subsequent sale in connection with a business reorganization, it  is  not  unusual for affiliates  of  the entity participating in the reorganization to negotiate to purchase shares  held by the present shareholders in order to reduce the number of "restricted  securities" held by persons no longer expected to be affiliated with the Company and thereby reduce the potential adverse impact on the public market in  the  Company's Common Stock that could result from substantial sales of such shares after the restrictions no longer apply.

Investors  who purchase Shares in  this  offering,  will  not  receive  any portion of the  premium  that  may  be paid in the foregoing circumstances.
Furthermore, the Company's shareholders  may not be afforded an opportunity
to approve or consent to any particular stock  buy-out  transaction.   (SEE
"MANAGEMENT.")

     The  Company  expects that any securities issued in any reorganization or acquisition transaction  would  be issued in reliance on exemptions from registration under applicable federal  and  state securities laws.  In some circumstances, however, as a negotiated element  of  the  transaction,  the
Company  may  agree  to  register  such  securities  either at the time the transaction is consummated, under certain conditions, or at specified times thereafter.  Although the terms of such registration rights  and the number of securities, if any, which may be registered cannot be predicted  at this
time,   registration  of  securities  by the Company in these circumstances would likely entail substantial expense  to  the  Company.  The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities  may have a depressive effect on such market.

     While the actual terms and conditions of a transaction  to  which  the
Company  may  be  a  party cannot be predicted, the parties to the business transaction are likely to find it desirable to structure the acquisition as a "tax-free" event under  sections  351  or  368(a) of the Internal Revenue
Code  of  1986,  as  amended  (the "Code").  In order  to  obtain  tax-free treatment  under Section 351 of  the  Code,  the  owners  of  the  acquired business would  be  required  to own 80% or more of the outstanding capital
stock of the surviving entity.   In  such  event,  the  shareholders of the
Company, including investors in this offering, would retain  less  than 20%
of  the  issued  and  outstanding  shares of the surviving entity.  Section
368(a)(1) of the Code provides for tax-free  treatment  of certain business reorganizations between corporate entities where an corporation  is  merged
with   or  acquires  the  securities  or  assets  of  another  corporation.
Generally, the Company will be the acquiring corporation in such a business reorganization,  and the tax-free status of the transaction will not depend on the issuance of  any specific amount of the Company's voting securities.
In such circumstances,  however, it is likely that, as a negotiated element of a transaction completed  in  reliance  on  section  368,  the  acquiring corporation would  issue securities in such an amount that the shareholders of  the  acquired corporation will hold 50% or more of the voting stock  of
the  surviving  entity.   Therefore,  there  is  a  good  chance  that  the
shareholders  of  the  Company  immediately  prior to the transaction would retain less than 50% of the issued and outstanding  shares of the surviving entity.  Consequently, regardless of the form of the  business acquisition, it  is  likely  that  the  investors  in  this  offering will experience  a significant reduction in their percentage of ownership  in  the  Company in connection with such transactions.

     Notwithstanding the fact the Company is technically the acquiring entity in the foregoing circumstances, generally accepted accounting principles will ordinarily require that such transaction be accounted for as if the Company has been acquired by the other entity owning the business and, therefore, will not permit a write-up in the carrying value of the assets of the other company participating in the transaction.

     The manner in which the Company participates in a business will depend on the nature of the business, the respective needs and desires of the Company and other parties, the management of the business, and the relative negotiating position of the Company and such other management.

     In light of the limited financial resources available  to the Company, it  is  unlikely  that  the  Company  will  have sufficient funds from  the proceeds of this offering to fully undertake  any  substantial development,
marketing,   and   manufacturing   of  products  which  may  be   acquired.
Accordingly, following the acquisition  of  any  such  product  rights, the
Company may be required to either seek additional debt or equity  financing or  obtain  funding  from third parties, in exchange for which, the Company may be required to give  up  a  portion  of  its  interest  in any acquired
product.   There  is no assurance that the Company will be able  either  to obtain additional financing  or convince third parties in providing funding for the further development, marketing,  and  manufacturing of any products acquired.

     The Company will participate in a Target Business only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, in general, such agreements require specific representations and warranties by all of the parties to such agreements, specify certain events of default, detail the terms of closing and the conditions which must be satisfied by each of the parties prior to such closing, outline the manner of bearing costs if the transaction is not closed, set forth remedies on default, and include miscellaneous other terms. One of the conditions contained in such a written agreement executed by the Company would be compliance with SEC Rule
419, and reconfirmation by investors representing at least 80% of the proceeds derived from this offering,

     It is anticipated that the investigation of specific businesses and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorney's, and others. Thereafter, if a decision is made not to participate in a specific business, the costs previously incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business, the failure to consummate that particular transaction could result in the loss to the Company of the related costs incurred which could materially adversely affect subsequent attempts to locate and participate in additional businesses.

LEVERAGE

     The Company may decide to acquire a business by incurring indebtedness for  a portion of the purchase price of that business, which is secured  by the assets  of  the  business acquired.  This practice is commonly known as leveraging.  One method  by  which leverage may be used is that the Company would locate an operating business  available  for sale and arrange for the
financing necessary to purchase such business.   Acquisition  of a business
in this manner would enable the Company to participate in a larger  venture that its limited funds would permit, or use less of its funds to acquire  a business  and  thereby  commit its remaining funds to the operations of the business acquired.

     Leveraging a transaction would involve additional significant risks because the borrowing involved in a leverage transaction will ordinarily be secured by the combined assets of the Company and the business to be acquired. If the combined enterprises are unable to generate sufficient revenues to make payments on the debt incurred to acquire the business, the lender would be able to exercise the remedies provided by law or by contract and foreclose on substantially all of the assets of the Company.
Consequently, the Company's participation in a leveraged transaction may significantly increase the risk of loss to the Company. During periods when interest rates are relatively high, the benefits of leveraging are not as great as during periods of lower interest rates, because the investment in the business held on a leveraged basis will only be profitable if it generates sufficient revenues to offset the related debt and other costs of the financing.

     The likelihood of the Company obtaining a conventional bank loan for a leveraged  transaction would depend largely on the business being  acquired and the business's  perceived  ability  to  generate sufficient revenues to repay the debt.  Generally, businesses suitable for leveraging transactions are  limited  to  those with income-producing assets  that  are  either  in
operation or can be  placed  in  operation  quickly.   The  Company  cannot
predict  whether  it will be able to locate any such business.  In general, the Company will have  few, if any, opportunities to examine business where leveraging would be appropriate.

     Even if the Company is able to locate a business where leveraging techniques appear desirable, there is no assurance that financing for the acquisition will be available or, that if it is available, that it will be available on terms advantageous to the Company. Lenders from which the Company may obtain funds for purposes of a leveraged buy-out may also impose restrictions of the future borrowing, dividend, and operating policies of the Company. It is not possible at this time to predict the restrictions, if any which lenders may impose, or the impact of such restrictions on the Company.

OPERATION OF BUSINESS AFTER ACQUISITION

     The Company's participation in the operation of a Target Business after its acquisition will be dependent on the nature of the business and the interest acquired. The Company is unable to predict whether the Company will be in control of the business or whether present management will be in control of the Company following the acquisition. Any business acquired will involve a variety of risks to investors in this offering, certain of which risk factors have been generally summarized in the "RISK
FACTORS" portion of this Prospectus. The specific risks associated with any given business cannot be predicted at the present time.

GOVERNMENTAL REGULATION

     It is impossible to predict the effect that government regulation will have on the Company until it has acquired an interest in a business. The use of assets or conduct of businesses which the Company may acquire could subject the Company to environmental, public health and safety, land use, trade, or other governmental regulations and new state or local taxation.
In selecting a business in which to acquire an interest, management will endeavor  to  ascertain, in light of the limited resources of the  Company, the effects of  such  government  regulation on the prospective business of the Company.  In certain circumstances, however, such as the acquisition of an interest in a new or start-up business  activity, it may not be possible
to  predict  with  any  degree  of  certainty  the   impact  of  government
regulation.  The inability to ascertain the effect of government regulation on a prospective business activity will increase the risks  associated with the acquisition of an interest in such business.

OFFICES

     The  Company  utilizes  office  space  at  12146 East Amherst  Circle,
Aurora, Colorado 80014, which is being provided by the Company's principal shareholder. The Company does not and will not pay rent for this office space. The Company, however, will reimburse clerical and office expenses, such as telephone charges, copy charges, overnight courier charges, travel expenses, and similar costs incurred on Company matters, which is estimated will not exceed, on average, $250 per month.

EMPLOYEES AND ADVISORS

     The  Company currently has no employees.  Executive officers, who  are not compensated for their time contributed to the Company, will devote only such time to  the  affairs  of  the Company as they deem appropriate.  (SEE
"MANAGEMENT.")  Management of the  Company  may use consultants, attorneys, and accountants as necessary, and does not anticipate  a need to engage any full-time  employees  so  long  as  it  is seeking and evaluating  business
opportunities  related  to  a Target Business.   David  M.  Summers,  legal
counsel to the Company, is a  shareholder  of  the Company.  It is expected that  the  Company  will  continue to retain the services  of  Mr.  Summers
following completion of this  offering.   The  need for employees and their
availability will be addressed in connection with a decision whether or not to acquire or participate in a specific business industry.

                 SECURITY OWNERSHIP OF MANAGEMENT
                    AND PRINCIPAL SHAREHOLDERS

     As of the date of this Prospectus there are 1,000,000 shares of the
Company's common stock issued and outstanding.  After successful completion of this offering, the Company will have 1,050,000 shares outstanding if the minimum number of Shares are sold and 1,100,000  shares  outstanding if the maximum number of Shares are sold.  The following table  sets forth, as of December 31, 1997, the common stock ownership of each person known  by  the
Company  to  be an officer, director or beneficial owner of five percent or
more of the Company's  outstanding  capital  stock.   Each  person has sole
voting and investment power with respect to the shares shown.


                                   PERCENTAGE OF OUTSTANDING SHARES

                                                        AFTER     AFTER
                         NO. OF      DATE    BEFORE     MINIMUM   MAXIMUM
                         SHARES(1) ACQUIRED  OFFERING   OFFERING  OFFERING
Charles Burton . .   . . 100,000    4/15/97   10.00%     9.52%       9.09%
2903 South Uinta Street
Denver, Colorado  80231

Roger D. Jones . . . .     5,000    4/15/97   0.50%      0.48%       0.45%
1519 South Telluride Street
Aurora, Colorado  80017

Sandra  S. Steinberg . . .745,000(2) 6/15/91 74.50%     70.95%      67.73%
12146 East Amherst Circle
Aurora, Colorado  80014

Daniel C. Steinberg.. . .  50,000    2/20/94    5.00%       4.76%    4.55%
747 East First Street #210
Denver, Colorado  80203

Jamie L. Steinberg. . . .  50,000    2/20/94    5.00%       4.76%    4.55%
432 East Wellington #305
Chicago, Illinois  60657

David M. Summers. . . . .  50,000    4/15/97    5.00%       4.76%    4.55%
5670 Greenwood Plaza Blvd.
Suite 422
Englewood, Colorado  80111

                         ________               ______      ______    _____
                        1,000,000                100%        100%     100%
                        =========                ====        =====    =====


*******************************************************************************

Total ownership by all
persons  listed
above who are also
officers and directors
of the Company  .. . . .  850,000               85.00%       80.95%    77.27%

********************************************************************************

(1) Rule 13d-3, promulgated under the 1934 Act which concerns the determination of beneficial owners of securities, includes as beneficial owners of securities, among others, any person who directly or indirectly, through any contract, arrangement, understanding relationship or otherwise has, or shares, voting power and/or investment power with respect to such securities; and, any person who has the right to acquire beneficial ownership of such security within 60 days through means, including, but not limited to, the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(2) Excludes an aggregate of 100,000 shares owned by Mrs. Steinberg's children, Daniel C. Steinberg (50,000 shares) and Jamie L. Steinberg (50,000 shares), for which Mrs. Steinberg disclaims any beneficial ownership interest. All common shares owned by the officers, directors and principal shareholders listed above are "restricted or control securities" and, as such, are subject to limitations on resale. Such shares may be sold pursuant to SEC Rule 144 under certain circumstances. These are no contractual arrangements or pledges of the Company's securities, known to the Company, which may at a subsequent date result in a change of control of the Company.

                     DESCRIPTION OF SECURITIES

     CAPITALIZATION. The Company's authorized capital stock consists of 100,000,000 shares of $.0001 par value common stock and 10,000,000 shares of .0001 par value preferred stock. No preferred stock has been issued by the Company.

     COMMON STOCK. All shares of common stock have equal voting rights and are not assessable. Voting rights are not cumulative, and, therefore, the holders of more than 50% of the common stock of the Company would be able to elect all of the directors of the Company.

     Upon liquidation, dissolution or winding up of the Company, the assets of the Company, after the payment of liabilities and after the satisfaction of all priority claims by holders of the Company's preferred stock (assuming preferred stock is issued in the future), will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any securities of the Company, and have no right to require the Company to redeem or purchase their shares. The shares of common stock presently outstanding are, and the shares of common stock to be sold pursuant to this offering will be, upon issuance, fully paid and nonassessable.

     Holders of common stock are entitled to share equally in dividends when, as, and if declared by the Board of Directors of the Company, out of funds legally available therefor, after payment of any dividends then owing to the holders of the Company's preferred stock, if any is outstanding. The Company has not paid any cash dividends on its common stock, and it is unlikely that any such dividends will be declared or paid in the foreseeable future.

     PREFERRED STOCK. The Company is authorized to issue 10,000,000 shares of preferred stock, $.0001 par value. The preferred stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors of the Company may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any), and voting rights. It is therefore possible that preferred stock might be issued which would grant dividend preferences and liquidation preferences to preferred shareholders superior to those of the holders of common stock.

     Unless the nature of a particular transaction and applicable statutes require such approval, the Board of Directors has the authority to issue preferred shares without shareholder approval. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company.

DIVIDENDS

     The Company does not expect to pay dividends prior to the consummation of a Business Combination. Future dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to the consummation of a Business Combination. The payment of dividends subsequent to the consummation of a Business Combination will be within the discretion of the Company's board of directors existing at that time. The Company presently intends to retain all earnings, if any, for use in the Company's business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

       CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     RELATED PARTY TRANSACTIONS. Upon formation of the Company in 1991, Sandra Steinberg acquired 100% of its outstanding capital stock in exchange for an initial contribution of $5,000. Mrs. Steinberg transferred as gifts 50,000 shares to each of her two children, Jamie L. Steinberg and Daniel C. Steinberg in February, 1994. Mr. Charles Burton and Mr. Roger Jones acquired their shares from Mrs. Steinberg in January of 1997. Mr. Burton paid $2,500 for his shares (100,000) and Mr. Jones paid $125 for his shares (5,000). Mr. Summers acquired 50,000 shares from Mrs. Sandra Steinberg for $1,250 on April 15, 1997. (SEE "SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS and EXECUTIVE COMPENSATION.")

     Earlier this year, the Company  engaged  Mr. Richard Steinberg, spouse of  the  Company's  principal  shareholder,  to provide  the  Company  with
financial  planning  advice  with  respect  to  its   proposed   restaurant
consulting business and supplement the Company's available restaurant consulting expertise. Mr. Steinberg provided consulting services to the Company during the period from January 1, 1997 through August 9, 1997. After the final decision was made to focus the Company's efforts away from restaurant consulting and concentrate exclusively on seeking a Business Combination, Mr. Steinberg's services were no longer needed or desired by
the   Company.   As  a  result,  the  two  year  consulting  agreement  was prematurely terminated at the Company's request. The Company presently owes Mr. Steinberg $12,000 as payment for services previously rendered under the consulting agreement ($7,000) and an early termination fee ($5,000). The early termination fee was negotiated between the parties to minimize the potential liability of the Company under the agreement which had a remaining term of 17 months payable at the rate of $1,000 per month. Pursuant to an agreement with Mr. Steinberg, no amounts due to him are payable by the Company until consummation of a merger or acquisition of a Target Business. At that time, the Company presently expects to pay Mr. Steinberg amounts then due under the terminated consulting agreement in cash.

     As of the date of this Prospectus, the Company's principal shareholder, Mrs. Sandra Steinberg, has loaned the Company in the aggregate amount of $25,000 for the purpose of paying costs associated with this offering. This indebtedness is evidenced by promissory notes which bear interest at the rate of 10% per anum from the date relevant funds were advanced by Mrs. Steinberg. Pursuant to an agreement with Mrs. Steinberg, no amounts due under these promissory notes are payable by the Company until consummation of a merger or acquisition of a Target Business. (SEE Financial Statements of the Company included in this Prospectus.)
In addition, management of the Company has agreed among themselves that the repayment of any loans made on behalf of the Company will not impede, or be made conditional in any manner, to the consummation of a proposed Business Combination.

     RESOLVING CONFLICTS OF INTEREST. The Board of Directors (the "Board") has determined that the directors of the Company are required to disclose all conflicts of interest and all corporate opportunities to the entire Board of Directors. Any transaction involving a conflict of interest engaged in by the Company shall be on terms not less favorable that could be obtained from an unrelated third party. A director will only be allowed to pursue a corporate opportunity in the event it is first disclosed to the Board and the Board determines that it is not in the Company's best interest to pursue the particular corporate opportunity. (SEE "RISK FACTORS - Conflicts of Interest.")

                      EXECUTIVE COMPENSATION

     As of the date of this Prospectus, none of the Company's executive officers or directors have received any form of monetary compensation from the Company since November of 1993 other than minimal reimbursements for
actual expenses  incurred  on  behalf  of  the  Company.   Prior  to the
consummation of a Business Combination, if any, non of the Company's offices or directors will receive any compensation, except for reimbursements for actual expenses incurred on behalf of the Company. However, after satisfaction of the requirements of SEC Rule 419 and acquisition of a Target Business, it is anticipated that the Company will fairly compensate its officers and directors for their time and efforts thereafter, based on rates that are competitive in the industry, after due consideration of the financial condition and future prospectus of the Company and their participation in the Company's business operations after a Business Combination.

     NO STOCK OPTION PLANS. There are no stock awards, restricted stock awards, stock options, stock appreciation rights, long-term incentive plan compensation or similar rights which have been granted to any of the Company's executive officers or directors. The Company has no retirement, pension profit sharing, stock option, or other plans covering any of its officers and directors. The Company may adopt one or more stock options plans in the future.

     EMPLOYMENT   CONTRACTS.   The  Company  presently  has  no  employment
contracts with any of its officers and directors.

     PURCHASES BY OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS. Officers, directors, and principal shareholders of the Company and persons associated with them may purchase up to fifty percent (50%) of the Shares being offered pursuant to this Prospectus, in a manner consistent with the public offering of the Company's Shares. It is not intended, however, for the proceeds from this offering to be utilized, directly or indirectly, by anyone, including the Company's officers and directors, to purchase any of the Shares offered. To the extent such persons purchase Shares in the offering, the minimum number of Shares required to be purchased by the general public will be reduced by like amount. Purchase of Shares in this offering by officers and directors will result in the Company's current management increasing its control of the Company. Consequently, this offering could close with a substantially greater percentage of shares being held by present shareholders and with lesser participation by the general public than would otherwise be the case. (SEE "PROSPECTUS SUMMARY" and "SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS.")

                           LEGAL MATTERS

     ATTORNEYS. The legality of the securities of the Company offered hereby will be passed on for the Company by David M. Summers, Esq., 5670 Greenwood Plaza Boulevard, Suite 422, Englewood, Colorado 80111. Mr. Summers presently owns 50,000 shares of the Company's outstanding capital stock, representing 5% of its current outstanding capital stock, which was acquired from Mrs. Sandra Steinberg for $1,250 on April 15, 1997.


                          TRANSFER AGENT

     The Company has retained Corporate Stock Transfer, 370 17th Street, Suite 2350, Denver, Colorado 80202, as transfer agent for the Company's common stock.

                              EXPERTS

     The financial statements  of the Company for the six months ended
June 30, 1997 and 1996, and the years ended December 31, 1997, 1996 and 1995, included in this Prospectus have been audited by Janet Loss, C.P.A.,
P.C.,    3525 South Tamarac Drive, Suite 120,     Denver, Colorado 80237,
independent public accountants, as stated in their report appearing herein and elsewhere in the Company's Registration Statement, and have been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                   INDEX TO FINANCIAL STATEMENTS


Audit Report (Cover)
Years Ended
December 31, 1997, 1996 and 1995           F-1

Audit Report                               F-2

Financial Statements

     Balance Sheets                        F-3

     Statement of Operations               F-5

     Statement of Stockholders Equity      F-5

     Statement of Operations               F-6

     Statements of Cash Flows              F-7

     Notes to Financial Statements         F-8

                    FRANKS' EXPRESS, INC.




                        AUDIT REPORT

                     For the Years Ended
              December 31, 1997, 1996 and 1995

































                  Janet Loss, C.P.A., P.C.
                 Certified Public Accountant
             3525 South Tamarac Drive, Suite 120
                   Denver, Colorado  80237

                  Janet Loss, C.P.A., P.C.
                 Certified Public Accountant
             3525 South Tamarac Drive, Suite 120
                   Denver, Colorado  80237
                       (303) 220-0227




Board of Directors
Franks' Express, Inc.
12146 East Amherst
Aurora, Colorado  80014

I have audited the accompanying balance sheets of Franks' Express, Inc. as of December 31, 1997 and 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1997, 1996 and 1995. My responsibility is to express an opinion on the financial statements based on my audits.

I conducted my audit in accordance with generally accepted auditing standards. These standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining,

   on     a test basis, evidence supporting
the amounts and disclosure in its financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Franks' Express, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flow for the years ended December 31, 1997, 1996 and 1995.

The  accompanying  financial  statements  have   been   prepared
assuming   the  Company  will  continue  a  going  concern.   As
discussed in Note    5     to the financial statements, the Company has
suffered recurring  losses  and  since inception and has limited capital that raises substantial doubt about the entitys' ability to continue as a going concern.  Management plans in this regard
are  described  in  Note    5    .  The financial  statements  do  not
include any adjustments which might result from the outcome of this uncertainty.

\S\ Janet Loss, C.P.A., P.C.

   April 29,     1998

                    FRANKS' EXPRESS, INC.

                       BALANCE SHEETS

                                      December 31,
                                    1997        1996
      ASSETS

CURRENT ASSETS:

  Cash in checking                  $1,696         $ 1

OTHER ASSETS:

  Deferred Offering Costs           21,576         $ 0

TOTAL ASSETS                       $23,272         $ 1

                    FRANKS' EXPRESS, INC.

        LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

                                      December 31,
                                    1997        1996
CURRENT LIABILITIES:

  Accounts Payable                   $ 494         $ 0
  Accrued Interest                   1,572           0
  Accrued Expenses                  12,000           0
  Stockholder's Loan                25,000           0

TOTAL CURRENT LIABILITIES           39,066           0


STOCKHOLDERS' EQUITY (DEFICIT):

Common stock, $.0001 par value
100,000,000 and 50,000 shares
issued and outstanding               5,000       5,000

(DEFICIT)                          (20,794)     (4,999)

TOTAL STOCKHOLDERS' EQUITY
(DEFICIT)                          (15,794)     (    1)

TOTAL STOCKHOLDERS' EQUITY
(DEFICIT)                          $23,272         $ 1


The accompanying notes are an integral part of these financial statements.

                            FRANKS' EXPRESS, INC.

                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
               FOR THE YEARS ENDED DECEMBER 31, 1997, AND 1996

               Common Stock                                 Stockholders'
                Number of     Common Stock                     Equity
                  SHARES         AMOUNT      (DEFICIT)        (DEFICIT)
Balance,
January 31,
1996              1,000         $5,000       $(4,999)            $ 1

Net (loss)
for the year
ended December
31, 1996                                            0              0

Balance,
December 31,
1996              1,000         $5,000       $(4,999)            $ 1

April 30, 1997
1,000 to 1
forward stock
split of
common stock    999,000              -              -              -

Net (loss)
for the year
ended December
21, 1997              -              -        (15,795)       (15,795)

Balance,
December 31,
1997          1,000,000         $5,000       $(20,794)      $(15,794)


The accompanying notes are an integral part of the financial statements.

                    FRANKS' EXPRESS, INC.

                  STATEMENTS OF OPERATIONS
    FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                       DECEMBER 31,
                               1997       1996        1995
REVENUES:

  Sales                          $ 0         $ 0         $ 0

OPERATING EXPENSES:

  Bank Charges                  $ 34         $ 0         $ 0
  Consulting Fees             12,000           0           0
  Filing Fees                    100           0           0
  Office Expenses and
    supplies                   1,490           0           0
  Legal and Accounting           600           0           0

TOTAL OPERATING EXPENSES      14,224           0           0

NET INCOME (LOSS)
BEFORE OTHER INCOME
AND EXPENSES:                 (14,224)          0           0

OTHER INCOME AND EXPENSES:

  Interest (Expenses)         ( 1,571)          0           0

NET (LOSS)                   $(15,795)       $  0        $  0

NET (LOSS) PER SHARE
OF COMMON STOCK               $(  .02)         N/A         N/A

The accompanying notes are an integral part of the financial statements.

                    FRANKS' EXPRESS, INC.

                   STATEMENT OF CASH FLOWS
    FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                       DECEMBER 31,
                               1997       1996        1995
NET (LOSS)                 $(15,795)        0           0

CHANGES IN OPERATING
ASSETS AND LIABILITIES:

  Increase in current
    liabilities              14,066         0           0

NET CASH PROVIDED (USED)
BY OPERATING ACTIVITIES      $(1,729)          0           0

CASH FLOWS FROM (TO)
FINANCING ACTIVITIES:

  Deferred offering costs    (21,576)          0           0
  Increase in stockholders'
    loan                      25,000           0           0
  Cash provided by
    financing activities       3,424           0           0

NET INCREASE IN CASH           1,695           0           0

CASH, BEGINNING OF
PERIOD                              1          1           1

CASH, END OF PERIOD           $1,696         $ 1         $ 1

The accompanying notes are an integral part of the financial statements.

                    FRANKS' EXPRESS, INC.

                NOTES TO FINANCIAL STATEMENTS

NOTE 1 - HISTORY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Franks' Express, Inc. a Colorado Corporation,  was  incorporated
May  17,  1991  for  the  purpose  of engaging in the restaurant
business.   The  Company  ceased  its restaurant  operations  in
November of 1993 and has been inactive until 1997.

      YEAR END

The Company has elected a calendar year-end.

      ACCOUNTING METHOD

The Company records income and expenses on the accrual method.

NOTE 2 - CAPITAL STOCK

On April 30, 1997 the Company issued a 1,000 to 1 forward stock split for common stock. Thus, the total common stock authorized changed from 50,000 to 100,000,000, and from no par value to $.0001 par value.

NOTE 3 - RELATED PARTIES

The Company maintains its office in space provided by the Company's treasurer pursuant to an oral agreement on a rent free basis with reimbursement for out of pocket expenses, such as telephone.

The spouse of the Company's principal shareholder has provided consulting services to the Company during the period January 1, 1997 through August 9, 1997 pursuant to terms and conditions of a two (2) year consulting agreement which was prematurely terminated at the Company's request. As of December 31, 1997, the following is a schedule of the related consulting services.

      January 1997 through July 31, 1997

        Monthly expense                   $7,000.00
        Early Termination Fee
          for August 1997 Agreement        5,000.00

      TOTAL CONSULTING FEES              $12,000.00

   NOTE 4 - CONTINGENT LIABILITY

As of December 31, 1997 the Company has not paid but accrued the consulting fees of $12,000.00 (See Note 3).  Pursuant to an
agreement with the Company's    principal     shareholders no amounts
due to him are payable by the Company until consummation of the merger or acquisition of a target business.

The original consulting agreement stated that the consulting agreement could not be terminated for twenty-four months. Because of the above non-cancellation clause, the Company agreed to pay the consultant $5,000.00 for an early termination fee.

NOTE    5     - GOING CONCERN

    As presented in the accompanying financial statements, the Company has incurred net losses and has been unable to generate net positive cash flows for the year ended December 31, 1997. As of December 31, 1997, total liabilities exceed total assets by $15,794.00. These circumstances create significant uncertainties about the Company's ability to continue as a going concern.

The Company's continuation as a going  concern is dependent upon
its  ability  to     merge with another company or      to obtain
financing     from a public offering or private placement.

   NOTE 6 - DEFERRED OFFERING COSTS

The Company has incurred offering costs in connection with a proposed public offering of stock. If the proposed offering is successful, these costs will be charged as a reduction of the proceeds of the offering. If the offering is unsuccessful, the costs will be charged to operations.









                           TABLE OF CONTENTS
                                          Page
Prospectus Summary .......................   1
Risk Factors .............................   7
Dilution .................................  23
Management's Discussion and
Analysis of Financial Condition
and Results of Operations ................  25
Comparative Data .........................  26
Use of Proceeds ..........................  27
Plan of Distribution .....................  30
Legal Proceedings ........................  32
Management ...............................  32
Business .................................  34
Security Ownership of Management and
Prinicpal Shareholders ...................  42
Description of Securities ................  44
Certain Relationships and Related
 Party Transactions ......................  45
Executive Compensation ...................  46
Legal Matters ............................  47
Transfer Agent ...........................  47
Experts ..................................  47
Index to Financial Statements............. F-1

      Until _______________, 1998 (25 days after the date of this Prospectus) or 90 after the release of funds and securities from the SEC Rule 419 Escrow Account established in connection with this offering, whichever occurs later, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            $100,000

                     FRANKS' EXPRESS, INC.

                             100,000

                            PROSPECTUS



                          __________, 1998

                            PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

      Section 7-3-101.5 of the Colorado Revised Statutes enables a Colorado corporation to indemnify its officers, directors, employees and agents liabilities, damages, costs and expenses for which they are liabile in their Official Capacities (as defined by this statute) if they acted in good faith and had no reasonable basis to believe their conduct was not in the best interest of the Registrant or was illegal.

      Article IX of Registrant's Articles of Incorporation limits the liability of directors to the fullest extent provided by Colorado law.

      Article V of the Registrant's Bylaws provides indemnification to officers, directors, employees and agents to the fullest extent provided by Colorado law.

      The Form of Sselected Dealers Agreement attached hereto as Exhibit 1.1 provides indemnification to officers and directors of the Registrant under certain conditions.

Item 25.  Other Expenses of Issuance and Distribution.

      SEC Registration Fee....................$30
      Natioanl Association of Securities
       Dealers, Inc. Fee  ................... 100
      State qualification expenses
       (including legal fees) ............... 500*
      Printing expenses ..................... 300*
      Legal fees and expenses .............25,000*
      Auditors' fees and expenses ......... 2,500*
      Transfer agent and registrar fees ... 1,200*
      NASDAQ listing fee .................. 6,100*
      Miscellaneous expenses ..............   270*
      Total ...............................36,000

*Estimated

Item 26.  Recent Sales of Unregistered Securities.

Not Applicable.

Item 27. Exhibits

Exhibit
Number             Decription of Exhibits

1.1         Form of Selected Dealers Agreement
1.2         Form of Escrow Agreement
3.1         Restated and amended Articles of Incorporation
3.2         By-Laws
3.3         Agreement Among Officers, Directors and 10% Shareholders
5.1         Opinion of David M. Summers, Esq. regarding legality
23.1        Consent of David M. Summers, Esq.
23.2        Consent of Janet Loss, C.P.A., P.C.
99.1        Subscription Agreement
99.2        Promissory Notes to Principal Shareholder
99.3        Consulting Agreement and related Termination Agreement

Item 28. Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1993 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, uneforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion oof its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The small business issuer will:

     (1) For determining any liability under the Securities Act, treat the informaiton omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under the Rule 424(b)(1) or
(4) or 497(h) under the Securities Act as part of this registration statement as of the time the Comission declared it effective.

     (2) File, during any period in which the Company offers or sells securities, a post-effective amendment to the registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act.
          (ii) Reflect in the proospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and
          (iii)Include any additional or changed material infomration on the plan of distribution.

      (3) For dterminging any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (4) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (5) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act (Sections 230.424(b)(1), (4) or 230.497(h)) as part of this registration statement as of the time it was declared effective.

      (6) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of propectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fied offering of those securities.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the
requirements of filing on Form SB-2 and authorized this Amendment No.   4
to its Registration Statement to be signed on its behalf of the undersigned,
in the City of Englewood, State of Colroado, on    April 29, 1998.


                            Franks' Express, Inc.


                            By/Charles Burton
                            Charles Burton, President

      In accordance with the requirements of the Securities Act of 1933,
this Amendment No.    5     to Form SB-2 Registration Statement was signed
by the following persons in the capacities and on the dates indicated.

Date:     April 29, 1998     /s/Charles Burton
                            Charles Burton, President, Chief Executive
                            Officer, Prinicipal Financial Officer and
                            Director

Date:     April 29, 1998     /s/Roger D. Jones
                            Roger D. Jones, Secretary and Director

Date:     April 29, 1998     /s/Sandra S. Steinberg
                            Sandra S. Steinberg, Treasurer, Principal
                            Accounting Officer and Director

                        EXHIBIT INDEX

Exhibit
No.             Title                                     Page

1.1      Selected Dealers Agreement ............
1.2      Escrow Agreement ......................
3.1      Restated and Amended Articles of
           Incorporation .......................
3.2      By-Laws ...............................
3.3      Agreement Among Officers, Directors
           and 10% Shareholders ................
5.0      Opinion of David M. Summers, Esq.
           regarding legality ..................
23.1     Consent of David M. Summers, Esq.......
23.2     Consent of Janet Loss, C.P.A., P.C.....
99.1     Subscription Agreement ................
99.2     Promissory Notes to Principal
          Shareholder ..........................
99.3     Consulting Agreement and related
          Termination Agreement ................

                        David M. Summers
                        Attorney at Law
              5670 Greenwood Plaza Blvd., Suite 422
                     Englewood, Colorado 80111
                        (303) 220-5420
                   Telefax (303) 220-7755

                           April 29, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

            RE:  Registration and Issuance of Common Stock by
                 Franks' Express, Inc.

Ladies and Gentlemen,

      I have acted as corporate and securities law counsel to Franks' Express, Inc., a Colorado corporation (the "Company") in connection with the proposed issuance of a minimum of 50,000 and maximum of 100,000 shares of the Company's common stock (the "Shares"), pursuant to the
terms and conditions described in Amendment No.    5     to the Company's
Registration Statement dated    April 29, 1998     filed on Form SB-2.

       In connection with this representation, I have examined and relied upon such records and documents as I have deemed necessary as a basis for the opinions expressed below. In such examination, I have assumed, without undertaking to verify the same by independent investigation, (i) as to questions of fact, the accuracy of all representations and certifications of all persons in documents examined by me, (ii) the genuineness of all signatures, (iii) the duly authorized execution and delivery of all documents on behalf of all persons, (iv) the authenticity of all documents submitted to me as originals, (v) the conformity to originals of all documents submitted to me as copies, (vii) the accuracy of all official records. I have also relied, as to certain matters of fact, upon representations made to me by officers and agents of the Company.

      Based upon and subject to the foregoing, I am of the opinion that;

      (1) The Company is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Colorado, with full power to own its properties and carry on its businesses as now being conducted.

Securities and Exchange Commission
April 29, 1998
Page 2

      (2) The Shares will be, when issued in accordance with terms and conditions described in the Company's Registration Statement (which contains the relevant Prospectus) duly and validly issued, fully paid and non-assessable under applicable provisions of the Colorado Business Corporation Act, and the Company's shareholders have no preemptive rights to acquire additional shares of the Company's common stock on account of issuance of the Shares.

                             Very truly,


                              /s/ David M. Summers
                              David M. Summers

DMS/ldh
cc:  Mr. Charles Burton

                        CONSENT OF DAVID M. SUMMERS, ESQ.

      I consent to the reference to my name under the caption "Legal Matters" in the Registration Statement (Form SB-2) and related Prospectus of Franks' Express, Inc. for the registration of shares of its common stock.

Englewood, Colorado
   April 29, 1998


                                  /s/David M. Summers
                                  David M. Summers
                                  Attorney at Law

                   CONSENT OF JANET LOSS, C.P.A., P.C.

         We consent to the reference of our firm under the caption "Experts" and to the use of our reports on the financial statements of Franks' Express, Inc. for the six months ended June 30, 1997 and 1996, and the years ended December 31, 1997, 1996 and 1995 in the Registration Statement (Form SB-2) and related Prospectus of Franks' Express, Inc. for the registration of shares of its common stock.

Denver, Colorado
   April 29,1998

                             JANET LOSS, C.P.A., P.C.


                           By: /s/ Janet Loss
                              Janet Loss
                              Certified Public Accountant